"

ARRANGEMENT AGREEMENT

THIS AGREEMENT made as of May 15, 2003

AMONG

VICEROY RESOURCE CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "Viceroy")

OF THE FIRST PART

AND

QUEST INVESTMENT CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "Quest")

OF THE SECOND PART

AND

AVATAR PETROLEUM INC.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "Avatar")

OF THE THIRD PART

AND

ARAPAHO CAPITAL CORP.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "Arapaho")

OF THE FOURTH PART

AND

VICEROY EXPLORATION LTD.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "ViceroyEx")

OF THE FIFTH PART

AND

SPECTRUMGOLD INC.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "SpectrumGold")

OF THE SIXTH PART

AND

ORO BELLE RESOURCES CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "Oro Belle")

OF THE SEVENTH PART

AND

650399 B.C. LTD.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as "SpectrumSub")

OF THE EIGHTH PART

(the "Parties")

WHEREAS:

A.

Each of Viceroy, Quest, Avatar and Arapaho (collectively, the "Companies") intends to propose to its shareholders, and ViceroyEx and SpectrumGold (together the "SpinOutCos") and Oro Belle and SpectrumSub (collectively, the "Subcos") intend to participate in, a reorganization and exchange of securities pursuant to a plan of arrangement under Section 252 of the BC Act on the terms of the Plan of Arrangement annexed hereto as Exhibit I;

B.

On or before the completion of the Plan of Arrangement, Oro Belle will hold the Argentine mineral exploration properties of Viceroy and SpectrumSub will hold certain North American mineral exploration properties of Viceroy and NovaGold Resources Inc. ("NovaGold");

C.

The Companies, SpinOutCos and Subcos have agreed that pursuant to the Arrangement, among other things, corporate reorganizations involving exchanges of securities will be completed whereby (a) Viceroy will spin out its Argentine mineral exploration properties held by Oro Belle to ViceroyEx, by exchanging its shares of Oro Belle for shares of ViceroyEx; (b) Viceroy and NovaGold will spin out certain of their North American mineral exploration properties held by SpectrumSub to SpectrumGold by exchanging their shares of SpectrumSub for shares of SpectrumGold; (c) in conjunction with or concurrent with the share exchanges, Viceroy will distribute by way of tax-free "reduction of capital" certain of the shares it receives in ViceroyEx and SpectrumGold to Viceroy’s shareholders at that time; (d) Viceroy will alter its share capital to provide for a consolidation of its shares and to provide for multiple voting and subordinate voting shares; (f) in three separate share exchanges, Viceroy will acquire all of the shares of each of Avatar, Quest Management Corp. ("Arapaho-Sub"), a wholly-owned subsidiary of Arapaho, and Quest, in that order, in exchange for shares of Viceroy; (g) Quest and Avatar will be wound-up into Viceroy; and (h) Viceroy will change its name to "Quest Capital Corp." or such other name as authorized by the directors and approved by the regulatory authorities, all upon and subject to the terms and conditions hereof.  The term, "Mergeco", refers to Viceroy following the completion of the Arrangement;

D.

The Companies acknowledge that prior discussions took place with Valdez Gold Inc. ("Valdez") for the participation of Valdez in the Arrangement on a similar basis to that of Quest and Avatar but that it has been subsequently agreed that Valdez (and certain other parties) are participating in the reorganization by providing financing for Mergeco immediately following completion of the Arrangement in consideration for units ("Units") of Mergeco to be issued by way of private placement (the "Mergeco Private Placement").

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE ONE

INTERPRETATION

Definitions

1.01

In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

(a)

"Accumulated Deficit of Mergeco" means the amount of the deficit of Mergeco as determined in accordance with applicable Canadian generally accepted accounting principles;

(b)

"Agreement" means this Arrangement Agreement made as of May 15, 2003 among the parties, including the exhibits and appendices thereto, as the same may be supplemented or amended from time to time;

(c)

"Arapaho" means Arapaho Capital Corp., a company existing under the laws of the Province of British Columbia;

(d)

"Arapaho Meeting" means the extraordinary general meeting of holders of Arapaho Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(e)

"Arapaho Shares" means the voting common shares without par value in the capital of Arapaho;

(f)

"Arapaho-Sub" means Quest Management Corp., a wholly-owned British Columbia subsidiary of Arapaho;

(g)

"Arrangement" means an arrangement under the provisions of Section 252 of the BC Act, on the terms and conditions set forth in the Plan of Arrangement;

(h)

"Avatar" means Avatar Petroleum Inc., a company existing under the laws of the Province of British Columbia;

(i)

"Avatar Meeting" means the annual and extraordinary general meeting of holders of Avatar Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(j)

"Avatar Shares" means the voting common shares without par value in the capital of Avatar;

(k)

"BC Act" means the Company Act, R.S.B.C. 1996, c. 62, as amended;

(l)

"Companies" means collectively, Viceroy, Quest, Avatar and Arapaho;

(m)

"Companies’ Shares" means collectively, Viceroy Shares, Quest Shares, Avatar Shares and Arapaho Shares;

(n)

"Consolidation" means the proposed consolidation of Viceroy issued and authorized share capital on a one for three basis;

(o)

"Court" means the Supreme Court of British Columbia;

(p)

"Effective Date" means the date upon which a Court-certified copy of Final Order is accepted for filing by the Registrar under the BC Act giving effect to the Arrangement;

(q)

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(r)

"Final Order" means the final order of the Court approving the Arrangement;

(s)

"Interim Order" means the order of the Court pursuant to the application therefor contemplated by Section 3.08 of the Agreement;

(t)

"Letter Agreement" means the letter agreement dated March 3, 2003 among the Companies respecting the Arrangement;

(u)

"Material change", "material fact"and "misrepresentation" shall have the meaning given to such word or term in the Securities Act (British Columbia);

(v)

"Meetings" means collectively, the Viceroy Meeting, the Quest Meeting, the Avatar Meeting and the Arapaho Meeting;

(w)

"Mergeco" means the merged company resulting from the acquisition by Viceroy of all of the issued shares of Quest, Avatar and Arapaho-Sub pursuant to the Arrangement;

(x)

"Mergeco Class A Shares" means the common shares of Mergeco, to be created by redesignating all of the Viceroy Shares (both issued and unissued post Consolidation) as "Class A Subordinate Voting Shares without par value" having one vote per share, issuable under the Arrangement to holders of Viceroy Shares, Quest Class A Shares, Avatar Shares and to Arapaho;

(y)

"Mergeco Class B Shares" means the new class of common shares of Mergeco, to be created post Consolidation and which will be designated as "Class B Variable Multiple Voting Shares without par value" having a minimum of one vote and a maximum of five votes per share as described in Appendix "B" to Exhibit I hereto, issuable under the Arrangement to holders of Quest Class B Shares;

(z)

"Mergeco Private Placement" means the proposed private placement of Units of Mergeco to raise up to $10,000,000 on the terms provided herein;

(aa)

"Mergeco Shares" means collectively, the Mergeco Class A Shares and the Mergeco Class B Shares;

(bb)

"NovaGold" means NovaGold Resources Inc., a company existing under the laws of Nova Scotia;

(cc)

"Oro Belle" means Oro Belle Resources Corporation, a wholly-owned British Columbia subsidiary of Viceroy, which owns indirectly the ViceroyEx Property;

(dd)

"Plan of Arrangement" means the plan of arrangement as set out in Exhibit I hereto and any amendment or variation thereto made in accordance with Section 5.01 or 5.02 of the Agreement;

(ee)

"Quest" means Quest Investment Corporation, a company existing under the laws of the Province of British Columbia;

(ff)

"Quest Class A Shares" means the Class "A" subordinate voting common shares without par value in the capital of Quest;

(gg)

"Quest Class B Shares" means the Class "B" multiple voting common shares without par value in the capital of Quest;

(hh)

"Quest Meeting" means the annual and extraordinary general meeting of holders of Quest Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(ii)

"Quest Shares" means collectively, the Quest Class A Shares and the Quest Class B Shares;

(jj)

"Registrar" means the "registrar" as defined in the BC Act;

(kk)

"Shareholder" or "holder of shares" means "member" as defined in the BC Act;

(ll)

"Small Lot" means less than 100 Mergeco Class A Shares, 100 Mergeco Class B Shares, 500 ViceroyEx Shares or 500 SpectrumGold Shares, as the case may be;

(mm)

"Small Lot Shareholder" means a Shareholder who, based on his/her/its holdings of Viceroy Shares, Quest Class A Shares, Quest Class B Shares or Avatar Shares on the Record Date, would receive a Small Lot of Mergeco Class A Shares, Mergeco Class B Shares, ViceroyEx Shares or SpectrumGold Shares, as the case may be, if the Shareholder’s said Shares were exchanged pursuant to the Arrangement;

(nn)

"SpectrumGold" means SpectrumGold Inc., a company existing under the laws of British Columbia;

(oo)

"SpectrumGold Shares" means the common shares without par value in the capital of SpectrumGold;

(pp)

"SpectrumGold Property" means the North American mineral exploration properties to be transferred indirectly to SpectrumGold as part of the Arrangement;

(qq)

"SpectrumSub" means 650399 B. C. Ltd., a company existing under the laws of British Columbia and incorporated for the purposes of the Arrangement to hold the SpectrumGold Property;

(rr)

"SpectrumSub Shareholders" means the holders of SpectrumSub Shares;

(ss)

"SpinOutCos" means collectively, ViceroyEx and SpectrumGold or individually, one of the SpinOutCos;

(tt)

"Subcos" means collectively, Oro Belle or SpectrumSub or individually, one of the Subcos;

(uu)

"Technical Report" means a report prepared in compliance with National Instrument 43-101;

(vv)

"TSX" means The Toronto Stock Exchange;

(ww)

"TSX Venture" means the TSX Venture Exchange;

(xx)

"Unit" means a unit consisting of one Mergeco Share and one Warrant to be issued pursuant to the Mergeco Private Placement on the terms as provided herein;

(yy)

"Valdez" means Valdez Gold Inc., a company existing under the laws of Canada;

(zz)

"Viceroy" means Viceroy Resource Corporation, a company existing under the laws of the Province of British Columbia;

(aaa)

"Viceroy Meeting" means the annual and extraordinary general meeting of holders of Viceroy Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(bbb)

"Viceroy Preferred Shares" means the preferred shares without par value in the capital of Viceroy;

(ccc)

"Viceroy Shares" means the voting common shares without par value in the capital of Viceroy;

(ddd)

"ViceroyEx" means Viceroy Exploration Ltd., a wholly-owned British Columbia subsidiary of Viceroy;

(eee)

"ViceroyEx Property" means the Argentine mineral exploration properties of Viceroy to be transferred indirectly to ViceroyEx as part of the Arrangement;

(fff)

"ViceroyEx Shares" means the common shares without par value in the capital of ViceroyEx; and

(ggg)

"Warrant" means the common share purchase warrant to be issued as part of a Unit, each such Warrant entitling the holder to acquire one Mergeco Class A Share.

Headings

1.02

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

Number

1.03

In this Agreement, unless something in the context is inconsistent therewith, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words importing shareholders shall include members.

Date of Any Action

1.04

If any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

Entire Agreement

1.05

This Agreement, together with the agreements and documents herein and therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

Subsidiaries

1.06

All representations and warranties in this Agreement concerning subsidiaries shall be deemed to apply only to subsidiaries of a Company that are material to the business, operations,or assets of such Company on a consolidated basis.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Viceroy

2.01

As at the date of the Information Circular and as at the Effective Date, Viceroy represents and warrants to and in favour of each of the other parties hereto as follows and acknowledges that the other parties hereto are relying upon such representations and warranties in connection with the transactions contemplated herein;

(a)

each of Viceroy and its subsidiaries, if any, is a company duly organized, validly existing and in good standing in the jurisdiction of its incorporation, continuance or amalgamation, with respect to all filings required under applicable law to maintain its corporate existence, has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such licence or qualification is not material) and has the corporate power to enter into this Agreement and perform its obligations hereunder;

(b)

Viceroy has:

(i)

an authorized capital of Two Hundred Million (200,000,000) common shares and Fifteen Million (15,000,000) preferred shares without par value, of which 106,207,245 common shares and Nil preferred shares are duly issued and outstanding as fully-paid and non-assessable; and

(ii)

the options, warrants and other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of Viceroy as described in Exhibit II to this Agreement;

(c)

except as described in Exhibit II or as contemplated by this Agreement, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature) for the purchase or issue of or conversion into any of the unissued shares of Viceroy or any unissued securities of Viceroy;

(d)

the audited consolidated financial statements of Viceroy for the year ended December 31, 2002 contained in the Information Circular, and any financial statements of Viceroy prepared and publicly disseminated prior to the Effective Date or termination of the Arrangement for any subsequent period, do and will present fairly in all material respects the consolidated financial position of Viceroy and its subsidiaries at the relevant dates and the results of its operations and the changes in its consolidated financial position for the periods indicated in the said statements and have been and will be prepared in accordance with accounting principles generally accepted in Canada;

(e)

except as disclosed in the Information Circular, there has been, and to the Effective Date there will be, no material adverse change in the business or condition, financial or otherwise, of Viceroy from that shown in the financial statements and notes thereto contained in the Information Circular;

(f)

the execution and delivery of this Agreement and the consummation of the Arrangement do not and will not:

(i)

result in the breach or violate any term or provision of the constating documents of Viceroy or its subsidiaries;

(ii)

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Viceroy or its subsidiaries is a party or by which it is bound or to which any property of Viceroy or its subsidiaries is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Viceroy or its subsidiaries under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii)

violate any provision or law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Viceroy or its subsidiaries;

(g)

the execution and delivery of this Agreement by Viceroy and the performance of its obligations hereunder has been duly approved by the board of directors of Viceroy;

(h)

this Agreement has been duly executed and delivered by Viceroy and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and to general principles of equity;

(i)

except as disclosed in the Information Circular, there are no agreements, covenants, undertakings or other commitments of Viceroy or its subsidiaries, including partnerships or joint ventures of which any of them is a partner or member, under which the consummation of the Arrangement would:

(i)

have the effect of imposing restrictions or obligations on Viceroy or its subsidiaries materially greater than those imposed upon Viceroy or any such partnership or joint venture at the date hereof;

(ii)

give a third party a right to terminate any material agreement to which Viceroy or its subsidiaries or any such partnership or joint venture is a party or to purchase any of their respective assets;

(iii)

impose material restrictions on the ability of Viceroy or its subsidiaries to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

(iv)

impose material restrictions on the ability of Viceroy or its subsidiaries to pay any dividends or make other distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefor; or

(v)

result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Viceroy or any subsidiary or increase any benefits otherwise payable under any plan set up for the benefit of such persons or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options;

(j)

the description of the business of Viceroy and its subsidiaries, their financial condition, assets and properties in the Information Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading and without limiting the generality of the foregoing, the Information Circular will describe every material contract, licence, commitment or other right or obligation entered into by, or binding upon Viceroy, its subsidiaries or its or their respective assets;

(k)

Viceroy has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement;

(l)

except as disclosed in the Information Circular, there are no actions, suits or proceedings, pending or threatened against or affecting Viceroy or its subsidiaries or any of its principals, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and each of Viceroy and its subsidiaries is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(m)

there are no known or presently anticipated material liabilities of Viceroy or its subsidiaries of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, nor any agreement, assurance, bond, undertaking, guarantee or indemnity under or pursuant to which the debts, obligations or liabilities of any person have been guaranteed, endorsed or indemnified, in respect of which Viceroy is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements included in the Information Circular or otherwise described in the Information Circular or any other bonds or obligations for reclamation or environmental requirements provided by Viceroy or any of its subsidiaries in the ordinary course of business;

(n)

except as disclosed in the Information Circular, Viceroy has no subsidiaries and does not at present own shares in and is not a party to any agreement of any nature to acquire any shares in any other corporation or entity and is not a party to any agreement to acquire or lease any other business operations;

(o)

to the best of its knowledge, the corporate records and minute books of Viceroy as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing;

(p)

Viceroy owns good and marketable title to its property and assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising which would have a materially adverse effect on the property or assets of Viceroy except as disclosed in the Information Circular;

(q)

to the best of its knowledge, Viceroy and each of its subsidiaries has duly filed as required all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision in accordance with generally accepted accounting principles has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Viceroy or its subsidiaries; there are no actions, suits, proceedings, investigations or claims commenced or threatened or to the knowledge of Viceroy, contemplated against Viceroy or its subsidiaries in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(r)

to the best of its knowledge, Viceroy has withheld from each payment made to all of its current and former officers, directors and employees, the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

(s)

the common shares of Viceroy are at present listed, posted and called for trading on the TSX and on no other stock exchange;

(t)

Viceroy is a reporting issuer (or the equivalent thereof) in each of the provinces of Canada set out in the Information Circular, is not the subject of a cease trade order or investigation under the securities legislation in those provinces, is not the subject of any investigation by the TSX or any other regulatory or administrative authority or body, is current with all filings required to be made under the securities legislation in those provinces and is not aware of any deficiencies in the filing of any documents or reports with the TSX or with the securities commissions or similar authorities in each of those jurisdictions that would cause it to be placed on the defaulting reporting issuers list maintained in those jurisdictions or suspended from trading on the TSX (where applicable);

(u)

to the best of its knowledge, Viceroy has filed, and will on closing of the Arrangement have filed, with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Viceroy Public Record") and the statements set forth in the Viceroy Public Record are or will be true, correct and complete and do not or will not contain any misrepresentation as of the dates on which they were or will be made and Viceroy has not filed any confidential material change reports or similar reports; and

(v)

none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

Representations and Warranties of Quest

2.02

As at the date of the Information Circular and as at the Effective Date, Quest represents and warrants to and in favour of each of the other parties hereto as follows and acknowledges that the other parties hereto are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)

each of Quest and its subsidiaries is a company duly organized, validly existing and in good standing in the jurisdiction of its incorporation, continuance or amalgamation, with respect to all filings required under applicable law to maintain its corporate existence, has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such licence or qualification is not in the aggregate material) and has the corporate power to enter into this Agreement and perform its obligations hereunder;

(b)

Quest has

(i)

an authorized capital of Four Hundred Million (400,000,000) shares consisting of One Hundred Million (100,000,000) First Preferred Shares, One Hundred Million (100,000,000) Second Preferred Shares, One Hundred Million (100,000,000) Class "A" Subordinate Voting Shares (the "Quest Class A Shares") and One Hundred Million (100,000,000) Class "B" Multiple Voting Shares" (the "Quest Class B Shares"), in each case without par or nominal value, of which 24,708,529 Quest Class A Shares and 4,067,766 Quest Class B Shares are issued and outstanding as fully-paid and non-assessable; and

(ii)

no options, warrants or other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of Quest as described in Exhibit II to this Agreement;

(c)

except as disclosed in Exhibit II or as contemplated by this Agreement, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Quest or any unissued securities of Quest;

(d)

the audited consolidated financial statements of Quest for the year ended December 31, 2002 contained in the Information Circular, and any financial statements of Quest prepared and publicly disseminated prior to the Effective Date or termination of the Arrangement for any subsequent period, do and will present fairly in all material respects the consolidated financial position of Quest and its subsidiaries at the relevant dates and the results of its operations and the changes in its consolidated financial position for the periods indicated in the said statements and have been and will be prepared in accordance with accounting principles generally accepted in Canada;

(e)

except as disclosed in the Information Circular, there has been, and to the Effective Date of the Arrangement there will be, no material adverse change in the business or condition, financial or otherwise, of Quest from that shown in the financial statements contained in the Information Circular;

(f)

the execution and delivery of this Agreement and the consummation of the Arrangement do not and will not:

(i)

result in the breach or violate any term or provision of the constating documents of Quest or its subsidiaries; or

(ii)

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Quest or its subsidiaries is a party or by which it is bound or to which any property of Quest or its subsidiaries is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Quest or its subsidiaries under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii)

violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Quest or its subsidiaries;

(g)

the execution and delivery of this Agreement by Quest and the performance of its obligations hereunder has been duly approved by the board of directors of Quest;

(h)

this Agreement has been duly executed and delivered by Quest and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and to general principles of equity;

(i)

except as disclosed in the Information Circular, there are no agreements, covenants, undertakings or other commitments of Quest or its subsidiaries, including partnerships or joint ventures of which any of them is a partner or member, under which the consummation of the Arrangement would:

(i)

have the effect of imposing restrictions or obligations on Quest or its subsidiaries materially greater than those imposed upon Quest or any such partnership or joint venture at the date hereof;

(ii)

give a third party a right to terminate any material agreement to which Quest or its subsidiaries or any such partnership or joint venture is a party or to purchase any of their respective assets;

(iii)

impose material restrictions on the ability of Quest or its subsidiaries to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

(iv)

impose material restrictions on the ability of Quest or its subsidiaries to pay dividends or make distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefor; or

(i)

result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Quest or any subsidiary or increase any benefits otherwise payable under any plan set up for the benefit of such persons or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options;

(j)

the description of the business of Quest and its subsidiaries, their financial condition, assets and properties in the Information Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading and without limiting the generality of the foregoing, the Information Circular will describe every material contract, licence, commitment or other right or obligation entered into by, or binding upon Quest, its subsidiaries or its or their respective assets;

(k)

Quest has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement;

(l    )

except as disclosed in the Information Circular, there are no actions, suits or proceedings, pending or threatened against or affecting Quest or its subsidiaries or any of its principals, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and each of Quest and its subsidiaries is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(m)

there are no known or presently anticipated material liabilities of Quest or its subsidiaries of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, nor any agreement, assurance, bond, undertaking, guarantee or indemnity under or pursuant to which the debts, obligations or liabilities of any person have been guaranteed, endorsed or indemnified, in respect of which Quest is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements included in the Information Circular or otherwise described in the Information Circular;

(n)

except as disclosed in the Information Circular, Quest has no subsidiaries and does not at present own shares in and is not a party to any agreement of any nature to acquire any shares in any other corporation or entity and is not a party to any agreement to acquire or lease any other business operations;

(o)

to the best of its knowledge, the corporate records and minute books of Quest as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing;

(p)

Quest owns good and marketable title to its property and assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising which would have a materially adverse effect on the property or assets of Quest except as disclosed in the Information Circular;

(q)

to the best of its knowledge, Quest and each of its subsidiaries has duly filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision in accordance with generally accepted accounting principles has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Quest or its subsidiaries; there are no actions, suits, proceedings, investigations or claims commenced or threatened or to the knowledge of Quest, contemplated against Quest or its subsidiaries in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(r)

to the best of its knowledge, Quest has withheld from each payment made to all of its current and former officers, directors and employees the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

(s)

the Quest Shares are at present listed, posted and called for trading on the TSX and on no other stock exchange;

(t)

Quest is a reporting issuer (or the equivalent thereof) in each of the provinces of Canada set out in the Information Circular, is subject to the information requirements of the Exchange Act and files reports and other information with the Securities and Exchange Commission (the "SEC") in accordance therewith, is not the subject of a cease trade order or investigation under the securities legislation in those provinces or the SEC, is not been the subject of any investigation by the TSX, the National Association of Securities Dealers (the "NASD") or any other regulatory or administrative authority or body, is current with all filings required to be made under the securities legislation in those provinces and is not aware of any deficiencies in the filing of any documents or reports with the TSX, the NASD or with the securities commissions or similar authorities in each of those jurisdictions that would cause it to be placed on the defaulting reporting issuers list maintained in those jurisdictions or suspended from trading on the TSX (where applicable);

(u)

to the best of its knowledge, Quest has filed, and will on closing of the Arrangement have filed, with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Quest Public Record") and the statements set forth in the Quest Public Record are or will be true, correct and complete and do not or will not contain any misrepresentation as of the dates on which they were or will be made and Quest has not filed any confidential material change reports or similar reports; and

(v)

none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

Representations and Warranties of Avatar

2.03

As at the date of the Information Circular and as at the Effective Date, Avatar represents and warrants to and in favour of each of the other parties hereto as follows and acknowledges that the other parties hereto are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)

each of Avatar and its subsidiaries, if any, is a company duly organized, validly existing and in good standing in the laws of its incorporation, amalgamation or continuance with respect to all filings required under applicable law to maintain its corporate existence, has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such licence or qualification is not in the aggregate material) and has the corporate power to enter into this Agreement and perform its obligations hereunder;

(b)

Avatar has:

(i)

an authorized capital of One Hundred Million (100,000,000) common shares without par value, of which 21,063,391 common shares are duly issued and outstanding as fully-paid and non-assessable; and

(ii)

no options, warrants or other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of Avatar except as described in Exhibit II to this Agreement;

(c)

except as disclosed in Exhibit II or as contemplated by this Agreement, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Avatar or any unissued securities of Avatar;

(d)

the audited consolidated financial statements of Avatar for the year ended December 31, 2002 contained in the Information Circular, and any financial statements of Avatar prepared and publicly disseminated prior to the Effective Date or termination of the Arrangement for any subsequent period, do or will present fairly in all material respects the consolidated financial position of Avatar and its subsidiaries at the relevant dates and the results of its operations and the changes in its consolidated financial position for the periods indicated in the said statements and have been or will be prepared in accordance with accounting principles generally accepted in Canada;

(e)

except as disclosed in the Information Circular, there has been, and to the Effective Date of the Arrangement there will be, no material adverse change in the business or condition, financial or otherwise, of Avatar from that shown in the financial statements contained in the Information Circular;

(f)

the execution and delivery of this Agreement and the consummation of the Arrangement do not and will not:

(i)

result in the breach or violate any term or provision of the constating documents of Avatar or its subsidiaries;

(ii)

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Avatar or its subsidiaries is a party or by which it is bound or to which any property of Avatar or its subsidiaries is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Avatar or its subsidiaries under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii)

violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Avatar or its subsidiaries;

(g)

the execution and delivery of this Agreement by Avatar and the performance of its obligations hereunder has been duly approved by the board of directors of Avatar;

(h)

this Agreement has been duly executed and delivered by Avatar and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and to general principles of equity;

(i)

except as disclosed in the Information Circular, there are no agreements, covenants, undertakings or other commitments of Avatar or its subsidiaries, including partnerships or joint ventures of which any of them is a partner or member, under which the consummation of the Arrangement would:

(i)

have the effect of imposing restrictions or obligations on Avatar materially greater than those imposed upon Avatar or its subsidiaries or any such partnership or joint venture at the date hereof;

(ii)

give a third party a right to terminate any material agreement to which Avatar or its subsidiaries or any such partnership or joint venture is a party or to purchase any of their respective assets;

(iii)

impose material restrictions on the ability of Avatar or its subsidiaries to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

(iv)

impose material restrictions on the ability of Avatar or its subsidiaries to pay dividends or make distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefor; or

(v)

result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Avatar or any subsidiary or increase any benefits otherwise payable under any plan set up for the benefit of such persons or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options;

(j)

the description of the business of Avatar and its subsidiaries, their financial condition, assets and properties in the Information Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading and without limiting the generality of the foregoing, the Information Circular will describe every material contract, licence, commitment or other right or obligation entered into by, or binding upon Avatar, its subsidiaries or its or their respective assets;

(k    )

Avatar has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement;

(n)

except as disclosed in the Information Circular, there are no actions, suits or proceedings, pending or threatened against or affecting Avatar or its subsidiaries or any of its principals, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and each of Avatar and its subsidiaries is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(m)

there are no known or presently anticipated material liabilities of Avatar or its subsidiaries of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, nor any agreement, assurance, bond, undertaking, guarantee or indemnity under or pursuant to which the debts, obligations or liabilities of any person have been guaranteed, endorsed or indemnified, in respect of which Avatar is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements included in the Information Circular or otherwise described in the Information Circular;

(n)

except as disclosed in the Information Circular, Avatar has no subsidiaries and does not at present own shares in and is not a party to any agreement of any nature to acquire any shares in any other corporation or entity and is not a party to any agreement to acquire or lease any other business operations;

(o)

to the best of its knowledge, the corporate records and minute books of Avatar as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing;

(p)

Avatar owns good and marketable title to its property and assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising which would have a materially adverse effect on the property or assets of Avatar except as disclosed in the Information Circular;

(q)

to the best of its knowledge, Avatar and each of its subsidiaries has duly filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision in accordance with generally accepted accounting principles has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Avatar or its subsidiaries; there are no actions, suits, proceedings, investigations or claims commenced or threatened or to the knowledge of Avatar, contemplated against Avatar or its subsidiaries in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(r)

to the best of its knowledge, Avatar has withheld from each payment made to all of its current and former officers, directors and employees the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

(s)

the common shares of Avatar are at present listed, posted and called for trading on the TSX Venture and on no other stock exchange;

(t)

Avatar is a reporting issuer in each of the provinces of Canada set out in the Information Circular, is not the subject of a cease trade order or investigation under the securities legislation in those provinces, is not the subject of any investigation by the TSX Venture or any other regulatory or administrative authority or body, is current with all filings required to be made under the securities legislation in those provinces and is not aware of any deficiencies in the filing of any documents or reports with the TSX Venture or with the securities commissions or similar authorities in each of those jurisdictions that would cause it to be placed on the defaulting reporting issuers list maintained in those jurisdictions or suspended from trading on the TSX Venture (where applicable);

(u)

to the best of its knowledge, Avatar has filed, and will on closing of the Arrangement have filed, with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Avatar Public Record") and the statements set forth in the Avatar Public Record are or will be true, correct and complete and do not or will not contain any misrepresentation as of the dates on which they were or will be made and Avatar has not filed any confidential material change reports or similar reports; and

(v)

none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

Representations and Warranties of Arapaho

2.04

As at the date of the Information Circular and as at the Effective Date, Arapaho represents and warrants on its own behalf and on behalf of Arapaho-Sub to and in favour of each of the other parties hereto as follows and acknowledges that the other parties hereto are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)

each of Arapaho and Arapaho-Sub, is a company duly organized, validly existing and in good standing in the Province of British Columbia with respect to all filings required under applicable law to maintain its corporate existence, has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such licence or qualification is not in the aggregate material) and has the corporate power to enter into this Agreement and perform its obligations hereunder;

(b)

Arapaho-Sub has an authorized capital of 10,000,000 common shares without par value, of which 200 common shares are issued and outstanding as fully-paid and non-assessable.  Arapaho is the legal and beneficial owner of all the issued common shares of Arapaho-Sub, free and clear of any encumbrances, liens or other charges.

(c)

except as disclosed in Exhibit II or as contemplated by this Agreement, no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Arapaho-Sub or any unissued securities of Arapaho-Sub;

(d)

the audited financial statements of Arapaho-Sub for the year ended September 30, 2002 and the unaudited financial statements for the three months ended December 31, 2002 contained in the Information Circular, and any financial statements of Arapaho-Sub to be prepared and publicly disseminated prior to the Effective Date or Termination of this Arrangement for any subsequent period, do or will present fairly in all material respects the financial position of Arapaho-Sub at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements and have been or will be prepared in accordance with accounting principles generally accepted in Canada;

(e)

except as disclosed in the Information Circular, there has been, and to the Effective Date of the Arrangement there will be, no material adverse change in the business or condition, financial or otherwise, of Arapaho-Sub from that shown in the financial statements contained in the Information Circular;

(f)

the execution and delivery of this Agreement and the consummation of the Arrangement do not and will not:

(i)

result in the breach or violate any term or provision of the constating documents of Arapaho or Arapaho-Sub; or

(ii)

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Arapaho or Arapaho-Sub is a party or by which it is bound or to which any property of Arapaho or Arapaho-Sub is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Arapaho or Arapaho-Sub under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii)

violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Arapaho or Arapaho-Sub;

(g)

the execution and delivery of this Agreement by Arapaho and the performance of its obligations hereunder has been duly approved by the board of directors of Arapaho;

(h)

this Agreement has been duly executed and delivered by Arapaho and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and to general principles of equity;

(i)

except as disclosed in the Information Circular, there are no agreements, covenants, undertakings or other commitments of Arapaho or Arapaho-Sub, including partnerships or joint ventures of which it is a partner or member, under which the consummation of the Arrangement would:

(i)

have the effect of imposing restrictions or obligations on Arapaho-Sub materially greater than those imposed upon Arapaho-Sub or any such partnership or joint venture at the date hereof;

(ii)

give a third party a right to terminate any material agreement to which Arapaho-Sub or any such partnership or joint venture is a party or to purchase any of their respective assets;

(iii)

impose material restrictions on the ability of Arapaho-Sub to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

(iv)

impose material restrictions on the ability of Arapaho-Sub to pay dividends or make distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefor; or

(v)

result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Arapaho-Sub or increase any benefits otherwise payable under any plan set up for the benefit of such persons or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options;

(j)

the description of the business of Arapaho-Sub, its financial condition, assets and properties in the Information Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading and without limiting the generality of the foregoing, the Information Circular will describe every material contract, licence, commitment or other right or obligation entered into by, or binding upon Arapaho-Sub and its assets;

(k)

Neither Arapaho nor Arapaho-Sub has incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement;

(l)

except as disclosed in the Information Circular, there are no actions, suits or proceedings, pending or threatened against or affecting Arapaho or Arapaho-Sub or any of its principals, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Arapaho is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with respect to Arapaho or Arapaho-Sub with any reasonable likelihood of success;

(m)

there are no known or presently anticipated material liabilities of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, nor any agreement, assurance, bond, undertaking, guarantee or indemnity under or pursuant to which the debts, obligations or liabilities of any person have been guaranteed, endorsed or indemnified, in respect of which Arapaho-Sub is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements included in the Information Circular or otherwise described in the Information Circular;

(n)

except as disclosed in the Information Circular, Arapaho-Sub has no subsidiaries and does not at present own shares in and is not a party to any agreement of any nature to acquire any shares in any other corporation or entity and is not a party to any agreement to acquire or lease any other business operations;

(o)

to the best of its knowledge, the corporate records and minute books of Arapaho and Arapaho-Sub as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing;

(p)

Arapaho-Sub owns good and marketable title to its property and assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising which would have a materially adverse effect on the property or assets of Arapaho-Sub except as disclosed in the Information Circular;

(q)

to the best of its knowledge, each of Arapaho and Arapaho-Sub has duly filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision in accordance with generally accepted accounting principles has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Arapaho or Arapaho-Sub; there are no actions, suits, proceedings, investigations or claims commenced or threatened or to the knowledge of Arapaho or Arapaho-Sub, contemplated against Arapaho or Arapaho-Sub as the case may be, in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(r)

to the best of its knowledge, each of Arapaho and Arapaho-Sub has withheld from each payment made to all of its current and former officers, directors and employees, the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

(s)

the common shares of Arapaho are at present quoted on the TSX Venture and on no other stock exchange;

(t)

Arapaho is a reporting issuer (or the equivalent thereof) in each of the provinces of Canada set out in the Information Circular, is been the subject of a cease trade order or investigation under the securities legislation in those provinces, is not the subject of any investigation by the TSX Venture or any other regulatory or administrative authority or body, is current with all filings required to be made under the securities legislation in those provinces and is not aware of any deficiencies in the filing of any documents or reports with the TSX Venture or with the securities commissions or similar authorities in each of those jurisdictions that would cause it to be placed on the defaulting reporting issuers list maintained in those jurisdictions or suspended from trading on the TSX Venture (where applicable);

(u)

to the best of its knowledge, Arapaho has filed, and will on closing of the Arrangement have filed, with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Arapaho Public Record") and the statements set forth in the Arapaho Public Record are or will be true, correct and complete and do not or will not contain any misrepresentation as of the dates on which they were or will be made and Arapaho has not filed any confidential material change reports or similar reports; and

(v)

none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

Representations and Warranties of SpinOutCos and Subcos

2.05

As at the date of the Information Circular and as at the Effective Date, each of the SpinOutCos and the Subcos represents and warrants to and in favour of each of the other parties hereto as follows and acknowledges that the other parties hereto are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)

it and its subsidiaries, if any, is a company duly organized, validly existing and in good standing in the Province of British Columbia with respect to all filings required under applicable law to maintain its corporate existence, has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such licence or qualification is not in the aggregate material) and has the corporate power to enter into this Agreement and perform its obligations hereunder;

(b)

its authorized and issued capital is accurately stated in its record books and the ownership of its shares is as stated in this Agreement;

(c)

the execution and delivery of this Agreement and the consummation of the Arrangement do not and will not:

(i)

result in the breach or violate any term or provision of its constating documents ; or

(ii)

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which it is a party or by which it is bound or to which any property of Subco is subject or result in the creation of any lien, charge or encumbrance upon any of its assets under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii)

violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to it;

(d)

the execution and delivery of this Agreement has been or by the date of the Information Circular will have been duly approved by its board of directors ; and

(e)

this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and to general principles of equity.

ARTICLE THREE

COVENANTS

Covenants of Viceroy

3.01

Viceroy hereby covenants and agrees as follows:

(a)

until the Effective Date, Viceroy will carry on its business in the ordinary course in substantially the same manner as heretofore conducted, except as otherwise contemplated in this Agreement or in the Information Circular;

(b)

until the Effective Date, Viceroy will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Information Circular or as consented to by the other parties, and, without limiting the generality of the foregoing, Viceroy will not, and will not permit any of its subsidiaries to:

(i)

split, combine or reclassify any of its outstanding shares nor make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Viceroy's shareholders other than as described in the Information Circular;

(ii)

allot or issue any of its shares or other securities convertible into shares or purchase or redeem any of its securities or enter into any commitment or agreement therefor, other than those described in the Information Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(c)

Viceroy shall arrange for all required Technical Reports to be prepared in respect of the ViceroyEx Property.  ViceroyEx shall determine in its sole discretion whether the ViceroyEx Property will be a suitable exploration property and will be sufficient to enable ViceroyEx to meet minimum listing requirements of the TSX or TSX Venture;

(d)

Viceroy shall, as soon as practicable, determine and, if necessary, acquire and transfer the SpectrumGold Property to SpectrumSub, and arrange for all required Technical Reports to be prepared in respect of the SpectrumGold Property. SpectrumGold shall determine in its sole discretion whether the SpectrumGold Property together with other mineral exploration property to be transferred to SpectrumGold by NovaGold will be a suitable exploration property and will be sufficient to enable SpectrumGold on completion of the Arrangement to meet minimum listing requirements of the TSX or TSX Venture;

(d)

if ViceroyEx determines pursuant to Section 3.01(c) that the ViceroyEx Property or Spectrum Gold determines pursuant to Section 3.01(d) that the SpectrumGold Property is not suitable or sufficient to enable ViceroyEx or SpectrumGold, as the case may be, to achieve a listing of the ViceroyEx Shares or SpectrumGold Shares on the TSX or TSX Venture, then Viceroy shall provide written notice of same to the other parties and, thereupon, the Plan of Arrangement will be deemed to be amended to delete ViceroyEx or SpectrumGold, as the case may be, as a party to the Arrangement without further action of the parties being required;

(f)

if ViceroyEx determines pursuant to Section 3.01(c) that the ViceroyEx Property or Spectrum Gold determines pursuant to Section 3.01(d) that the SpectrumGold Property is suitable or sufficient to enable ViceroyEx or SpectrumGold, as the case may be, to achieve a listing of the ViceroyEx Shares or SpectrumGold Shares on the TSX or TSX Venture, then Viceroy shall::

(i)

provide minimum financing of $500,000 to each of ViceroyEx and SpectrumGold, as the case may be; and

(ii)

use its commercially reasonable efforts to prepare and file all required documents to obtain conditional listing of ViceroyEx and SpectrumGold on the TSX or TSX Venture;

(g)

Viceroy shall, in a timely and expeditious manner, file the Information Circular in all jurisdictions where the same is required in accordance with applicable law and provide the same to its shareholders in accordance with applicable law or as required under exemption orders granted by appropriate regulatory authorities;

(h)

Viceroy shall not alter or amend its constating documents as the same exist at the date of this Agreement except as may be required to give effect to the Plan of Arrangement;

(i)

except as contemplated in the Information Circular or otherwise consented to in writing by the other parties, Viceroy shall not, until the Effective Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than in the ordinary course of its business, as presently conducted;

(j)

Viceroy shall furnish to the other parties such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Viceroy as may reasonably be requested by other parties, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(k)

Viceroy shall ensure that the information and consolidated financial statements related to Viceroy and the information and pro forma financial statements related to ViceroyEx and SpectrumGold contained in the Information Circular, the representations and warranties contained herein relating to Viceroy, ViceroyEx and SpectrumGold and any related documentation to be distributed in connection with the solicitation of proxies by the management of other parties for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(l)

Viceroy shall take such steps as are within its control to do all such other acts and things, and shall cause ViceroyEx and SpectrumGold to take such steps and to do all such other acts and things, as may be necessary or desirable in order to give effect to the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Viceroy shall use its best efforts to apply for and obtain such consents, orders or approvals as counsel for Viceroy may advise are necessary or desirable for the implementation of the Arrangement and the Mergeco Private Placement, including those referred to in Section 4.01 hereof and, without limiting the generality of the foregoing, Viceroy shall:

(i)

use its commercially reasonable efforts to apply for and obtain the Interim and the Final Order as provided in Section 3.08 hereof;

(ii)

convene and use commercially reasonable efforts to hold the Viceroy Meeting in accordance with the Interim Order for the purpose of considering the Arrangement Resolution;

(iii)

use its commercially reasonable efforts to cause the shareholders of Viceroy to elect the nominees set out in the Information Circular as directors of Viceroy at the Viceroy Meeting; and

(iv)

use its commercially reasonable efforts to apply for and obtain such other consents, orders or approvals as counsel for Viceroy may advise are necessary or desirable for the implementation of the Arrangement and the closing of the Mergeco Private Placement, including those referred to in Section 4.01 hereof.

Covenants of Quest

3.02

Quest hereby covenants and agrees as follows:

(a)

until the Effective Date, Quest will carry on its business in the ordinary course, in substantially the same manner as heretofore conducted except as otherwise contemplated in this Agreement or in the Information Circular;

(b)

until the Effective Date, Quest will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Information Circular or as consented to by the other parties, and, without limiting the generality of the foregoing, Quest will not, and will not permit any of its subsidiaries to:

(i)

split, combine or reclassify any of its outstanding shares nor make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Quest's shareholders other than as provided in the Plan of Arrangement;

(ii)

allot or issue any of its shares or other securities convertible into shares or purchase or redeem any of its securities or enter into any commitment or agreement therefor, other than those described in the Information Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(c)

Quest shall, in a timely and expeditious manner, file the Information Circular in all jurisdictions where the same is required in accordance with applicable law and provide the same to its shareholders in accordance with applicable law or as required under exemption orders granted by appropriate regulatory authorities;

(d)

Quest shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(e)

except as contemplated in the Information Circular or otherwise consented to in writing by the other parties, Quest shall not, until the Effective Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than in the ordinary course of its business, as presently conducted;

(f )

Quest shall furnish to the other parties such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Quest as may reasonably be requested by other parties, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(g)

Quest shall ensure that the information and consolidated financial statements related to Quest contained in the Information Circular, the representations and warranties contained herein relating to Quest and any related documentation to be distributed in connection with the solicitation of proxies by the management of other parties for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(h)

Quest shall, using its commercially reasonable efforts, take such steps as are within its control to do all such other acts and things, as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Quest shall:

(i)

use its commercially reasonable efforts to apply for and obtain the Interim and the Final Order as provided in Section 3.08 hereof;

(ii)

convene and use commercially reasonable efforts to hold the Quest Meeting in accordance with the Interim Order for the purpose of considering the Arrangement Resolution; and

(iii)

use its commercially reasonable efforts to apply for and obtain such other consents, orders or approvals as counsel for Quest may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Covenants of Avatar

3.03

Avatar hereby covenants and agrees as follows:

(a)

until the Effective Date, Avatar will carry on its business in the ordinary course, in substantially the same manner as heretofore conducted except as otherwise contemplated in this Agreement or in the Information Circular;

(b)

until the Effective Date, Avatar will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Information Circular or as consented to by the other parties, and, without limiting the generality of the foregoing, Avatar will not, and will not permit any of its subsidiaries to:

(i)

split, combine or reclassify any of its outstanding shares nor make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Avatar's shareholders;

(ii)

allot or issue any of its shares or other securities convertible into shares or purchase or redeem any of its securities or enter into any commitment or agreement therefor, other than those described in the Information Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(c)

Avatar shall, in a timely and expeditious manner, file the Information Circular in all jurisdictions where the same is required in accordance with applicable law and mail the same to its shareholders in accordance with applicable law or as required under exemption orders granted by appropriate regulatory authorities;

(d)

Avatar shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(e)

except as contemplated in the Information Circular or otherwise consented to in writing by the other parties, Avatar shall not, until the Effective Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than in the ordinary course of its business, as presently conducted;

(f)

Avatar shall furnish to the other parties such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Avatar as may reasonably be requested by other parties, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(g)

Avatar shall ensure that the information and consolidated financial statements related to Avatar contained in the Information Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of other parties for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(h)

Avatar shall, using its commercially reasonable efforts, take such steps as are within its control to do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Avatar shall:

(i)

use its commercially reasonable efforts to apply for and obtain the Interim and the Final Order as provided in Section 3.08 hereof;

(ii)

convene and use commercially reasonable efforts to hold the Avatar Meeting in accordance with the Interim Order for the purpose of considering the Arrangement Resolution; and

(iii)

use its commercially reasonable efforts to apply for and obtain such other consents, orders or approvals as counsel for Avatar may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Covenants of Arapaho

3.04

Arapaho on its own behalf and on behalf of Arapaho-Sub hereby covenants and agrees as follows:

(a)

until the Effective Date, Arapaho-Sub will carry on its business in the ordinary course, in substantially the same manner as heretofore conducted except as otherwise contemplated in this Agreement or in the Information Circular;

(b)

until the Effective Date, Arapaho and Arapaho-Sub will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Information Circular or as consented to by the other parties, and, without limiting the generality of the foregoing, Arapaho will not permit Arapaho-Sub to:

(i)

split, combine or reclassify any of its outstanding shares nor make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Arapaho or Arapaho-Sub's shareholders;

(ii)

allot or issue any of its shares or other securities convertible into shares or purchase or redeem any of its securities or enter into any commitment or agreement therefor, other than those described in the Information Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(c)

Arapaho shall, in a timely and expeditious manner, file the Information Circular in all jurisdictions where the same is required in accordance with applicable law and mail the same to its shareholders in accordance with applicable law or as required under exemption orders granted by appropriate regulatory authorities;

(d)

Arapaho-Sub shall not alter or amend its constating documents as the same exist at the date of this Agreement;

(e)

except as contemplated in the Information Circular or otherwise consented to in writing by the other parties, Arapaho-Sub shall not, until the Effective Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than in the ordinary course of its business, as presently conducted;

(f)

Arapaho shall furnish to the other parties such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Arapaho and Arapaho-Sub as may reasonably be requested by other parties, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(g)

Arapaho shall ensure that the information and financial statements related to Arapaho-Sub contained in the Information Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of other parties for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

(h)

Each of Arapaho and Arapaho-Sub shall take such steps as are within its control to do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Arapaho shall:

(i)

use its commercially reasonable efforts to apply for and obtain the Interim and the Final Order as provided in Section 3.08 hereof;

(ii)

convene and use commercially reasonable efforts to hold the Arapaho Meeting in accordance with the Interim Order for the purpose of considering the Arrangement Resolution; and

(iii)

use its commercially reasonable efforts to apply for and obtain such other consents, orders or approvals as counsel for Arapaho may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Covenants of Oro Belle

3.05

Oro Belle hereby covenants and agrees as follows:

(a)

Oro Belle shall furnish to Viceroy such information, in addition to the information required by this Agreement, relating to the financial condition, business, properties and affairs of Oro Belle as may reasonably be requested by Viceroy, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(b)

Oro Belle shall ensure that the information related to Oro Belle and provided by Oro Belle and contained in the Information Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of the Companies for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(c)

Oro Belle shall take such steps as are within its control to do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Oro Belle shall use its best efforts to apply for and obtain such other consents, orders or approvals as counsel for Oro Belle may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Covenants of SpectrumSub

3.06

SpectrumSub hereby covenants and agrees as follows:

(a)

SpectrumSub shall furnish to Viceroy such information, in addition to the information required by this Agreement, relating to the financial condition, business, properties and affairs of SpectrumSub as may reasonably be requested by Viceroy, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(b)

SpectrumSub shall ensure that the information related to SpectrumSub and provided by SpectrumSub and contained in the Information Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of the Companies for the Meetings shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(c)

SpectrumSub shall take such steps as are within its control to do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, SpectrumSub shall use its best efforts to apply for and obtain such other consents, orders or approvals as counsel for SpectrumSub may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Covenants of SpinOutCos

3.07

Each of the SpinOutCos shall take such steps as are within its control to do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, each SpinOutCos shall use its best efforts to apply for and obtain such other consents, orders or approvals as counsel for SpinOutCos may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 4.01 hereof.

Interim Order and Final Order

3.08

The parties hereto shall jointly, as soon as reasonably practicable, apply to the Court pursuant to Section 252 of the BC Act for the Interim Order providing for, among other things, the calling and holding of the Meetings for the purpose of considering and, if deemed advisable, approving the Arrangement. If the approval of the Arrangement as set forth in the Interim Order is obtained, thereafter the parties hereto shall jointly take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct and, as soon as practicable thereafter, and subject to compliance with any other conditions provided for in Article Four hereof, the parties hereto shall file, pursuant to Subsection 252(3) of the Act, a certified copy of the Final Order and all other necessary documents to give effect to the Arrangement.

Exemption from 1933 Act

3.09

The Companies agree that the Arrangement will be carried out with the intention that all securities issued on completion of the Arrangement to the United States securityholders of Viceroy, Quest and Avatar will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act") provided by Section 3(a)(10) of the 1933 Act (the "Section 3(a)(10) Exemption").  In order to ensure the availability of the Section 3(a)(10) Exemption, the Companies agree that the Arrangement will be carried out on the following basis:

(a)

the Arrangement will be subject to the approval of the Court;

(b)

the Court will be advised as to the intention of the parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the Arrangement;

(c)

the Court will be required to satisfy itself as to the fairness of the Arrangement;

(d)

the Court will have determined, prior to approving the Final Order, that the terms and conditions of the exchanges of securities comprising the Arrangement are fair to those security holders to whom securities will be issued upon completion of the Arrangement;

(e)

the order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to the securityholders of each of the Companies;

(f)

the Court will be required to approve the Arrangement as a whole, subject to Sections 3.01(e), 3.02(d) and 5.02 hereof provided that if the Section 3(a)(10) Exemption is not reasonably obtainable with respect to the distribution of the shares of ViceroyEx and SpectrumGold or any of them to shareholders resident in the United States, the Arrangement may be amended to delete the SpinOutCo party in respect of which such exemption is not obtainable and the Arrangement may proceed without the participation of the deleted SpinOutCo.  The Court will be instructed that the transactions underlying the Arrangement are not severable and save as provided in this subsection the Court will not be given any authority to approve any combination of transactions underlying the Arrangement separately without approving the Arrangement as a whole;

(g)

the Companies will ensure that each securityholder receiving securities on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right; and

(h)

the interim order of the Court approving the meetings of the securityholders of the Companies to approve the Arrangement will specify that each securityholder will have the right to appear before the Court so long as they enter an appearance within a reasonable time.

ARTICLE FOUR

CONDITIONS

Conditions Precedent

4.01

The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement and to file the documents required to give effect to the Arrangement shall be subject to satisfaction of the following conditions:

(a)

the Arrangement shall have been approved and adopted at the Meetings in accordance with the Interim Order;

(b)

the Interim Order and Final Order shall have been obtained from the Court on terms acceptable to each of the parties, hereto, acting reasonably and shall not have been set aside or modified in a manner unacceptable to any of the parties on appeal or otherwise;

(c)

the Arrangement, as approved by the Interim Order and Final Order, shall be comprised of the transactions described in the Plan of Arrangement to be carried out as described in the Plan of Arrangement;

(d)

each of the TSX and the TSX Venture shall have accepted the Arrangement; and the TSX shall have conditionally approved the listing thereon of the Mergeco Shares, subject to compliance with the usual requirements of the TSX;

(e)

all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

(f)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement or the Arrangement;

(g)

none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto, acting reasonably;

(h)

the issue, exchanges and distribution of the Mergeco Shares, the Subco Shares and the SpinOutCo Shares pursuant to the Arrangement will have been approved by all necessary corporate action to permit such Shares to be issued as fully paid and non-assessable and will be exempt from the registration requirements of the 1933 Act and, the registration and prospectus requirements of applicable securities laws in British Columbia and in each of the provinces and territories of Canada in which holders of Viceroy Shares, Quest Shares and Avatar Shares are resident, and in British Columbia in respect of Arapaho, provided that if such exemptions are not reasonably obtainable with respect to the distribution of the shares of ViceroyEx and SpectrumGold or either of them, the Arrangement may be amended to delete the SpinOutCo party in respect of which such exemption is not obtainable and the Arrangement may proceed without the participation of the deleted SpinOutCo;

(i)

dissent rights shall not have been exercised prior to the Effective Date by holders of Viceroy Shares, Quest Shares, Avatar Shares or Arapaho Shares representing 2% or more of the Viceroy Shares, Quest Shares, Avatar Shares or Arapaho Shares, as the case may be, outstanding at such time;

(j)

no adverse material change shall have occurred in the business, affairs, financial condition or operations of any of the Companies or Arapaho-Sub which would have a material adverse affect on the business, assets, financial condition or results of operations of the subject party or parties and its or their subsidiaries, if any, taken as a whole (including changes that may arise in connection with the consolidation of financial statements to give effect to the Arrangement);

(k)

opinions as to the fairness of the terms of the Arrangement from a financial point of view to the securityholders of the Companies shall have been delivered prior to the date of mailing of the Information Circular, and such opinions shall be with content and in form acceptable to the boards of directors of each of the Companies and shall not have been withdrawn prior to the Effective Date;

(l)

each of the Companies shall have received confirmations of the advice of tax counsel as to the U.S. and Canadian tax consequences of the Arrangement as described in the Information Circular;

(m)

the Arrangement shall have been approved by the respective boards of directors of each of the Companies, the Subcos and the SpinOutCos;

(n)

all necessary approvals of the Shareholders of the SpinOutCos and the Subcos shall have been received;

(o)

at the Viceroy Meeting, the shareholders of Viceroy shall have approved the fixing of the number of directors at 10 and the election of the nominees set out in the Information Circular as directors of Viceroy;

(p)

each of the Companies will have completed their respective due diligence reviews in connection with the transactions contemplated hereby; and

(q)

this Agreement shall not have been terminated under Article Five.

Conditions to Obligations of Each Party

4.02

The obligation of each party to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by such party without prejudice to its right to rely on any other condition in favour of such party, that the covenants of the other parties hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by each of them and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other parties hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of such time and each such party shall have received a certificate, dated the Effective Date, of a senior officer of each other party confirming the same.

Due diligence

4.03

It is agreed that the parties (through their representatives) will be permitted to complete the due diligence investigations of each other in connection with the transaction contemplated hereunder.

Access

4.04

Each of the parties will, and in the case of Arapaho, Arapaho will cause Arapaho-Sub to, afford to the others and to their accountants, counsel and other representatives, full access during normal business hours to the management, properties, books, records, contracts, commitments and other documentation of such party and its subsidiaries and will allow such parties and their accountants, counsel and representatives to perform a diligent and complete examination of its and their financial condition, business, affairs, property and assets.

ARTICLE FIVE

AMENDMENT, CLOSING AND TERMINATION

Amendment

5.01

This Agreement and the Plan of Arrangement may, at any time and from time to time before the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders. Without limiting the generality of the foregoing, any such amendment may:

(a)

change the time for performance of any of the obligations or acts of the parties hereto;

(b)

waive any inaccuracies or modify any representation contained herein or any document to be delivered pursuant hereto; or

(c)

waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

provided that, notwithstanding the foregoing, the terms of Section 3.01 of the Plan of Arrangement and Sections 4.01(a), (b), (c), (d), (e), (f) and (h)) of this Agreement (subject to Section 5.02) and the sequence of transactions described in the Plan of Arrangement shall not be amended in any material respect without the approval of the shareholders of the Companies, given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

This Agreement and the Exhibits hereto may be amended in accordance with the Final Order, but if the terms of the Final Order require any such amendment, the rights of the parties hereto under Sections 4.01, 4.02, 5.01, 5.02 and 5.04 shall remain unaffected.

Deletion of Parties

5.02

Notwithstanding any other provision hereof,

(a)

if a SpinOutCo does not participate in the Arrangement for any reason, such non participation shall not give right to any other party to not participate in the Arrangement;

(b)

if either of Avatar or Arapaho does not participate in and complete the Arrangement, then the remaining parties may proceed with the completion of the Arrangement without such party or parties provided that all other conditions, terms, covenants, representations and warranties relevant to the remaining parties can be complied with and provided that the Arrangement can be completed without materially adverse tax consequences; and

(c)

in the event of non participation of a party in accordance with this section 5.02, the remaining parties will not be required to seek further or new shareholder approval of changes in the Arrangement arising from the non-participation of one or more of the parties provided that shareholder approval of the Arrangement on such basis has been given at the relevant Meetings of the remaining parties and this Agreement will be deemed to be amended to delete all references to the party or parties which is or are not participating.

Closing

5.03

The closing ("Closing") will be at the offices of DuMoulin Black, 10th Floor, 595 Howe Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) on the Effective Date which shall be the second business day after receipt of all necessary approvals, or such other place or date as may be mutually agreed by the parties.  At the Closing, parties will exchange documents to effect the Closing including documents to confirm the matters set out in Article Four and to complete the Arrangement and related matters as contemplated hereby.

Termination

5.04

This Agreement may, at any time before the Effective Date, be terminated by unanimous agreement of the parties hereto without further action on the part of their respective shareholders.

5.05

If the Arrangement does not close on or before 5 p.m. on July 17, 2003, this Agreement shall terminate unless the parties shall otherwise agree.

5.06

Any of the Companies and SpinOutCos may, at the discretion of their respective boards of directors, terminate their respective obligations hereunder if prior to the Effective Date there shall occur any material adverse change, as determined by the respective boards of directors, in or with respect to the assets, liabilities (actual or contingent), capital, operations, business or undertaking of any of the other parties or Arapaho-Sub including the receipt by one or more of the Companies of notices of dissent in respect of 2% or more of the total number of shares of any of the respective Companiesoutstanding at such time, pursuant to Section 4.01 of the Plan of Arrangement.

5.07

This Agreement shall terminate if the conditions precedent set forth in Sections 4.01 and 4.02 are not satisfied or waived, as contemplated by those Sections on or before July 17, 2003 and shall also terminate upon the earliest of the holders of any of the Companies’ Shares failing to approve the Arrangement at a Meeting (provided that, in accordance with Section 4.03, the directors of certain parties may resolve and agree to proceed with the Arrangement without the party whose shareholders have failed to approve the Arrangement) and a final determination from the Court or an appeal court which denies the granting of the Final Order.

5.08

Sections 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 7.01, 7.06 and 7.09 shall survive any termination of this Agreement.

Break Fee Payment and Standstill Agreement

5.09

From the date of the acceptance of the Letter Agreement until completion of the transactions contemplated herein or the earlier termination hereof, each of the parties will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into discussions or negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of such party except to the other parties, with respect to any amalgamation, merger consolidation, arrangement, restructuring, refinancing, sale of any material assets or part thereof of such party, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is satisfactory to, and is approved in writing in advance by each of the other parties or is necessary to carry on the normal course of business.  Notwithstanding the foregoing, nothing shall prohibit the board of directors of a Company from considering a Superior Proposal (as hereinafter defined) made prior to the issuance of the Final Order.

5.10

Subject to Sections 5.11, 5.12, 5.13 and 5.14, the parties agree and acknowledge that each of them will bear responsibility for their own expenses and costs incurred and to be incurred by each of them in connection with the Arrangement including, without limitation, amounts paid or payable to financial advisors, legal counsel, auditors, legal counsel, printers, transfer agents, authors of Technical Reports and other arm’s length third parties that perform services on their behalf in connection with the Letter Agreement, this Agreement, applications to the Court, applications to stock exchanges and other regulatory authorities, due diligence reviews, preparation of the Technical Reports and fairness opinions, preparation and distribution of all necessary disclosure and other documents and other steps to implement the Arrangement.

5.11

Each of the parties agrees and acknowledges that each of the payments set out in the table in Section 5.14 (the "Break Fee Payments") represents a reasonable estimate of the expenses and costs incurred and to be incurred by each party in connection with the Arrangement including, without limitation, amounts paid or payable to financial advisors, legal counsel, auditors, legal counsel, printers, transfer agents, authors of Technical Reports and other arm’s length third parties that perform services on behalf of each party in connection with the negotiation of the Letter Agreement, this Agreement, applications to the Court, applications to stock exchanges and other regulatory authorities, due diligence reviews, preparation of the Technical Reports and fairness opinions, preparation and distribution of all necessary disclosure and other documents and other steps to implement the Arrangement.

5.12

If a party (the "Non-Completing Party") does not consummate the Arrangement as a result of the Non-Completing Party terminating the Arrangement because of the Non-Completing Party receiving and accepting an unsolicited Superior Proposal or as a result of the other parties terminating this Agreement because of a breach in any material respect of any material representation, warranty, covenant or obligation under this Agreement by the Non-Completing Party, then the Non-Completing Party shall pay to each other party (which is not in breach in any material respect of any material representation, warranty, covenant or obligation under this Agreement) within ten business days following the date of the termination of the Arrangement the Break Fee Payments contemplated in Section 5.14 as full reimbursement to each such other party for any and all expenses paid or required to be paid by each such other party, or other costs incurred or to be incurred by each such other party, in connection with this Agreement and the transactions contemplated hereby.  For greater certainty, it is acknowledged and agreed that the failure of any party to obtain the approval of its shareholders, applicable regulatory authorities, the Court or other third parties to the Arrangement after having taken all commercially reasonable steps to attempt to obtain same or the exercise of dissent rights by its shareholders shall not be a breach of any material obligation under this Agreement by such party.

5.13

For the purposes of this Agreement, "Superior Proposal" means an unsolicited bona fide offer regarding a merger, takeover bid, sale of substantially all assets or similar fundamental transaction involving a party which the board of directors of that party considers, in good faith, to be clearly superior to the terms of the Arrangement and must be recommended to the party’s shareholders in order that the board of directors may discharge its fiduciary obligations.  Any good faith determination by the board of directors of a Superior Proposal shall only be made after consultation with qualified financial advisors and receipt by the board of directors of the party of an opinion of outside counsel or advice of outside counsel that is reflected in the minutes of the board of directors of the party to the effect that the failure to entertain and negotiate such a Superior Proposal or to furnish information concerning the party to a third party in connection therewith would be likely, in the particular circumstances, to result in a finding that the directors had breached their fiduciary duties under applicable law.

5.14

The following table sets out the Break Fee Payments payable by the Non-Completing Party to the other parties in accordance with Section 5.11, 5.12 and 5.13 hereof:

	Amount Payable to Other Parties by Non-Completing Party
Non-Completing Party	Viceroy ($)	Quest ($)	AVA ($)	Arapaho ($)	Total ($)
Viceroy	-	150,000	50,000	50,000	250,000
Quest	200,000	-	50,000	50,000	300,000
Avatar	50,000	50,000	-	50,000	150,000
Arapaho	50,000	50,000	50,000	-	150,000

ARTICLE SIX

PRIVATE PLACEMENT

6.01

Valdez and certain other persons, some of whom may be insiders of one of more of the Companies and the SpinOutCos, have agreed to participate in the reorganization of Viceroy by agreeing to purchase the Units, each such Unit consisting of one Mergeco Share and one Warrant at a price of $0.40 (pre-Consolidation) per Unit.  Each Warrant will entitle the holder to purchase one additional Mergeco Share ("Warrant Share") at a price of $0.50 (pre-Consolidation) per Warrant Share for a period of 60 months from the date of issuance of the Warrants, subject to certain accelerated exercise provisions to be more particularly set forth in the subscription agreements to be prepared in respect of the Mergeco Private Placement.

6.02

Viceroy agrees to use its commercially reasonable efforts to cause the Mergeco Private Placement to close immediately upon the completion of the Arrangement, however, the closing of the Mergeco Private Placement is not a condition of the Closing of the Arrangement.

ARTICLE SEVEN

GENERAL

Notices

7.01

All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy addressed to the recipient as follows:

To Viceroy, ViceroyEx, SpectrumSub, SpectrumGold and Oro Belle or any of them:

900 - 570 Granville Street
Vancouver, British Columbia
V6C 3P1
telecopier no:  (604) 682-3941

Attention:  President

To Quest:
300-570 Granville Street
Vancouver, British Columbia
V6C 3P1
telecopier no: (604)  681-4692

Attention:  President

To Avatar:
1320 – 925 West Georgia St.
Vancouver, British Columbia
V6C 3L2
telecopier no: (604)  682-5564

Attention:  President

To Arapaho:
300-570 Granville Street
Vancouver, British Columbia
V6C 3P1
telecopier no: (604)  681-4692

Attention:  President

or such other addresses of which party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing.  The date of receipt of any such notice shall be deemed to be the date of delivery thereof or the next business day if such date of delivery is not a business day.

Assignment

7.02

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other parties hereto.

Binding Effect

7.03

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

Waiver

7.04

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.  Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 5.01 and 5.02, mutatis mutandis.

Governing Law

7.05

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Qualifications

7.06

All covenants herein shall be qualified to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that the Court may exercise discretion in granting equitable remedies, including the remedy of specific performance.

Time of Essence

7.07

Time is of the essence of this Agreement and of each of its provisions.

Public Announcements and Confidentiality

7.08

No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by any party without the prior written agreement of the other parties as to timing, content and method, providing that the obligations herein will not prevent any party from making, after consultation with the other parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the reporting jurisdictions of the parties.

7.09

Unless and until the transactions contemplated in this Agreement have been completed, except with the prior written consent of the other parties, each of the parties and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other parties in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

7.10

All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not completed.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Counterparts

7.11

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart.  A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

VICEROY RESOURCE CORPORATION Per: "Susan M. Neale" Authorized Signatory	QUEST INVESTMENT CORPORATION Per: "Brian E. Bayley" Authorized Signatory
AVATAR PETROLEUM INC. Per: "Jonathan McCullough" Authorized Signatory	ARAPAHO CAPITAL CORP. Per: "Brian E. Bayley" _ Authorized Signatory
VICEROY EXPLORATION LTD. Per: "Susan M. Neale" Authorized Signatory	SPECTRUMGOLD INC. Per: "Robert J. MacDonald" Authorized Signatory
ORO BELLE RESOURCES CORPORATION Per: "Susan M. Neale" _ Authorized Signatory	650399 B.C. LTD. Per: "Robert J. MacDonald" Authorized Signatory

EXHIBIT 1

TO THE ARRANGEMENT AGREEMENT MADE AS OF MAY 5, 2003 AMONG
VICEROY RESOURCE CORPORATION, QUEST INVESTMENT CORPORATION, AVATAR PETROLEUM INC., ARAPAHO CAPITAL CORP., VICEROY EXPLORATION LTD. AND SPECTRUMGOLD INC.

PLAN OF ARRANGEMENT UNDER SECTION 252
OF THE COMPANY ACT (BRITISH COLUMBIA)

ARTICLE ONE

Interpretation

Definitions

1.01

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:

(a)

"Accumulated Deficit of Mergeco" means the amount of the deficit of Mergeco as determined in accordance with applicable Canadian generally accepted accounting principles;

(b)

"Agreement" means the Arrangement Agreement made as of May 15, 2003 among the Companies, the Subcos and the SpinOutCos, including the exhibits and appendices thereto, as the same may be supplemented or amended from time to time;

(c)

"Arapaho" means Arapaho Capital Corp., a company existing under the laws of the Province of British Columbia;

(d)

"Arapaho Meeting" means the extraordinary general meeting of holders of Arapaho Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(e)

"Arapaho Shares" means the voting common shares without par value in the capital of Arapaho;

(f)

"Arapaho-Sub" means Quest Management Corp., a wholly-owned British Columbia subsidiary of Arapaho;

(g)

"Arrangement" means an arrangement under the provisions of Section 252 of the BC Act, on the terms and conditions set forth in the Plan of Arrangement;

(h)

"Avatar" means Avatar Petroleum Inc., a company existing under the laws of the Province of British Columbia;

(i)

"Avatar Meeting" means the annual and extraordinary general meeting of holders of Avatar Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(j)

"Avatar Shares" means the voting common shares without par value in the capital of Avatar;

(k)

"BC Act" means the Company Act, R.S.B.C. 1996, c. 62, as amended;

(l)

"Companies" means collectively, Viceroy, Quest, Avatar and Arapaho;

(m)

"Companies’ Shares" means collectively Viceroy Shares, Quest Shares, Avatar Shares and Arapaho Shares;

(n)

"Consolidation" means the proposed consolidation of Viceroy issued and authorized share capital on a one for three basis;

(o)

"Court" means the Supreme Court of British Columbia;

(p)

"Effective Date" means the date upon which a Court-certified copy of Final Order is accepted for filing by the Registrar under the BC Act giving effect to the Arrangement;

(q)

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(r)

"Final Order" means the final order of the Court approving the Arrangement;

(s)

"Interim Order" means the order of the Court pursuant to the application therefor contemplated by Section 3.08 of the Agreement;

(t)

"Letter Agreement" means the letter agreement dated March 3, 2003 among the Companies respecting the Arrangement;

(u)

"Material change", "material fact" and "misrepresentation" shall have the meaning given to such word or term in the Securities Act (British Columbia);

(v)

"Meetings" means collectively, the Viceroy Meeting, the Quest Meeting, the Avatar Meeting and the Arapaho Meeting;

(w)

"Mergeco" means the merged company resulting from the acquisition by Viceroy of all of the issued shares of Quest, Avatar and Arapaho-Sub pursuant to the Arrangement;

(x)

"Mergeco Class A Shares" means the common shares of Mergeco, to be created by redesignating all of the Viceroy Shares (both issued and unissued post Consolidation) as "Class A Subordinate Voting Shares without par value" having one vote per share, issuable under the Arrangement to holders of Viceroy Shares, Quest Class A Shares, Avatar Shares and to Arapaho;

(y)

"Mergeco Class B Shares" means the new class of common shares of Mergeco, to be created post Consolidation and which will be designated as "Class B Variable Multiple Voting Shares without par value" having a minimum of one vote and a maximum of five votes per share as described in Appendix "B" to Exhibit I hereto, issuable under the Arrangement to holders of Quest Class B Shares;

(z)

 "Mergeco Shares" means collectively, the Mergeco Class A Shares and the Mergeco Class B Shares;

(aa)

"NovaGold" means NovaGold Resources Inc., a company existing under the laws of Nova Scotia;

(bb)

"Oro Belle" means Oro Belle Resources Corporation, a wholly-owned British Columbia subsidiary of Viceroy, which owns indirectly the ViceroyEx Property;

(cc)

"Plan of Arrangement" means this Plan of Arrangement and any amendment or variation thereto made in accordance with Section 5.01 of this Plan of Arrangement;

(dd)

"Quest" means Quest Investment Corporation, a company existing under the laws of the Province of British Columbia;

(ee)

"Quest Class A Shares" means the Class "A" subordinate voting common shares without par value in the capital of Quest;

(ff)

"Quest Class B Shares" means the Class "B" multiple voting common shares without par value in the capital of Quest;

(gg)

"Quest Meeting" means the annual and extraordinary general meeting of holders of Quest Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(hh)

"Quest Shares" means collectively, the Quest Class A Shares and the Quest Class B Shares;

(ii)

"Registrar" means the "registrar" as defined in the BC Act;

(jj)

"Shareholder" or "holder of shares" means "member" as defined in the BC Act;

(kk)

"Small Lot" means less than 100 Mergeco Class A Shares, 100 Mergeco Class B Shares, 500 ViceroyEx Shares or 500 SpectrumGold Shares, as the case may be;

(ll)

"Small Lot Shareholder" means a Shareholder who, based on his/her/its holdings of Viceroy Shares, Quest Class A Shares, Quest Class B Shares or Avatar Shares on the Record Date, would receive a Small Lot of Mergeco Class A Shares, Mergeco Class B Shares, ViceroyEx Shares or SpectrumGold Shares, as the case may be, if the Shareholder’s said Shares were exchanged pursuant to the Arrangement;

(mm)

"SpectrumGold" means SpectrumGold Inc.., a company existing under the laws of British Columbia;

(nn)

"SpectrumGold Shares" means the common shares without par value in the capital of SpectrumGold;

(oo)

"SpectrumGold Property" means the North American mineral exploration properties to be transferred indirectly to by SpectrumGold as part of the Arrangement;

(pp)

"SpectrumSub" means 650399 B.C. Ltd., a company existing under the laws of British Columbia and incorporated for the purposes of the Arrangement to hold the SpectrumGold Property;

(qq)

"SpectrumSub Shareholders" means the holders of SpectrumSub Shares;

(rr)

"SpinOutCos" means collectively, ViceroyEx and SpectrumGold or individually, one of the SpinOutCos;

(ss)

"Subcos" means collectively, Oro Belle and SpectrumSub or individually, one of the Subcos;

(tt)

"Technical Report" means a report prepared in compliance with National Instrument 43-101;

(uu)

"TSX" means The Toronto Stock Exchange;

(vv)

"TSX Venture" means the TSX Venture Exchange;

(ww)

"Unit" means a unit consisting of one Mergeco Share and one Warrant to be issued pursuant to the Mergeco Private Placement on the terms as provided herein;

(xx)

"Valdez" means Valdez Gold Inc., a company existing under the laws of Canada;

(yy)

"Viceroy" means Viceroy Resource Corporation, a company existing under the laws of the Province of British Columbia;

(zz)

"Viceroy Meeting" means the annual and extraordinary general meeting of holders of Viceroy Shares to be held to consider and, if thought fit, to approve the Arrangement, among other things;

(aaa)

"Viceroy Preferred Shares" means the preferred shares without par value in the capital of Viceroy;

(bbb)

"Viceroy Shares" means the voting common shares without par value in the capital of Viceroy; and

(ccc)

"ViceroyEx" means Viceroy Exploration Ltd., a wholly-owned British Columbia subsidiary of Viceroy;

(ddd)

"ViceroyEx Property" means the Argentine mineral exploration properties of Viceroy to be transferred indirectly to ViceroyEx as part of the Arrangement;

(eee)

"ViceroyEx Shares" means the common shares of ViceroyEx; and

(fff)

"Warrant" means the common share purchase warrant to be issued as part of a Unit, each such Warrant entitling the holder to acquire one Mergeco Class A Share.

Headings

1.02

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof" and "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular Article or Section hereof and include any agreement or instrument supplemental therewith, references herein to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

Number

1.03

In this Plan of Arrangement, unless something in the context is inconsistent therewith, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words importing shareholders shall include members.

ARTICLE TWO

The Arrangement

Arrangement Agreement

2.01

This Plan of Arrangement is made pursuant and subject to the provisions of the Agreement.

Arrangement

2.02

On the Effective Date, the following shall occur and be deemed to occur in the following order without any further act or formality:

(1)

the Oro Belle Shareholders, including Viceroy, shall exchange all of the issued shares of Oro Belle for ViceroyEx Shares, on the basis of one ViceroyEx Share for each Oro Belle Share;

(2)

the SpectrumSub Shareholders, including Viceroy, shall exchange all of the issued SpectrumSub Shares for SpectrumGold Shares, on the basis of one SpectrumGold Share for each SpectrumSub Share;

(3)

in conjunction with or concurrent with the share exchanges, subject to subsection (9), Viceroy will distribute by way of tax-free "reduction of capital" of Viceroy a sufficient number of ViceroyEx Shares it receives and a sufficient number of the SpectrumGold Shares it receives to Viceroy Shareholders on the Effective Date to be able to distribute the number of ViceroyEx and SpectrumGold Shares in accordance with Section 2.02(6)(a) hereof on the basis that the ViceroyEx Property and the SpectrumGold Property would cease to be held by Viceroy in the ordinary course of business and the value of the ViceroyEx Shares and SpectrumGold Shares distributed to Viceroy Shareholders would not be required to support Viceroy’s continued operations and Viceroy will reduce the paid up capital of the Viceroy Shares by an amount equal to the value of the ViceroyEx Shares and SpectrumGold Shares distributed on that reduction of capital;

(4)

Viceroy shall alter its share capital as follows:

(a)

all of the Viceroy Shares (both issued and unissued) shall be consolidated on a one (1) for three (3) basis;

(b)

all of the Viceroy Shares (both issued and unissued post-Consolidation) shall be redesignated as Class A Subordinate Voting Shares (the Mergeco Class A Shares) without par value, having one (1) vote per share;

(c)

all of the Viceroy Preferred Shares (none of which are allotted or issued) shall be cancelled and the authorized capital shall be diminished accordingly;

(d)

a new class of shares will be created which shall be designated as Class B Variable Multiple Voting Shares (the Mergeco Class B Shares) without par value, having a minimum of one (1) vote per share and up to a maximum of five (5) votes per share; and

(e)

the authorized capital will be increased to consist of 1,500,000,000 shares divided into 500,000,000 Mergeco Class A Shares, 500,000,000 Mergeco Class B Shares, 250,000,000 First Preferred Shares and 250,000,000 Second Preferred Shares, such shares to have the rights and restrictions set out in the Amended and Restated Articles of Mergeco attached as Appendix "B" hereto;

(5)

in three separate share exchanges, Viceroy will acquire all of the issued shares of Avatar, Arapaho-Sub which is a wholly-owned subsidiary of Arapaho, and Quest, in that order;

(6)

upon completion of the transactions set forth in subsections (1) through (5) above, the securityholders of Viceroy, Avatar, Arapaho-Sub (being Arapaho) and Quest, subject to the provisions for shareholders who would hold a Small Lot of Mergeco on completion of the Arrangement as set forth in Subsection (7) below, will be entitled to receive the following post-Arrangement securities in exchange for their pre-Arrangement securities and as a consequence of the completion of the Arrangement:

(a)

holders of Viceroy Shares will receive one Mergeco Class A Share in exchange for every three (3) Viceroy Shares (pre-Consolidation);

(b)

holders of Viceroy Shares will be issued one (1) ViceroyEx Share for every thirty (30) Viceroy Shares (pre-Consolidation) and one (1) SpectrumGold Share for every thirty (30) Viceroy Shares (pre-Consolidation);

(c)

holders of Avatar Shares will be issued 0.2825 Mergeco Class A Shares for each Avatar Share;

(d)

Arapaho as the sole holder of all of the issued shares of Arapaho-Sub will be issued a total of 863,857 Mergeco Class A Shares for all of the issued shares of Arapaho-Sub;

(e)

holders of Quest Class A Shares will be issued 1.0514 Mergeco Class A Shares for each Quest Class A Share;

(f)

holders of Quest Class B Shares will be issued 1.0514 Mergeco Class B Shares for each Quest Class B Share;

(g)

holders of options, warrants and other securities of Viceroy, Avatar and Quest will receive options, convertible warrants and other convertible securities of Mergeco (pre-Consolidation) entitling the holders to acquire Mergeco Class A Shares on the same exchange ratios set forth in subsections (a), (c), (e) and (f) above and with corresponding changes to the exercise prices based on the share exchange ratios set out above and having the same exercise and conversion periods as the securities exchanged therefor;

(7)

if a Small Lot Shareholder would receive a Small Lot of any of Mergeco Class A Shares, Mergeco Class B Shares or SpinOutCo Shares, as the case may be, then in respect of such Shares such Shareholder will only be entitled to receive a cash payment of (1) $1.10 per Mergeco Class A Share, (2) $1.10 per Mergeco Class B Share, (3) $0.50 per ViceroyEx Share, or (4) $0.25 per SpectrumGold Share, as the case may be, unless such Small Lot Shareholder specifically elects within 30 days of the Effective Date to receive share certificates representing the applicable shares.  If a Small Lot Shareholder does not elect to receive share certificates as described above, such Shareholder shall cease to be a shareholder of Mergeco, or if applicable any of the SpinOutCos, on the 31st day following the Effective Date and will only be entitled to the cash payment by complying with the procedure for exchange of share certificates set forth in the Plan of Arrangement.  In such event, the Small Lot Shareholder shall be deemed to have disposed of his Small Lot on the Effective Date.  If a cash payment payable in respect of any of the Mergeco Shares, ViceroyEx Shares or SpectrumGold Shares would be less than $10, such payment will not be made;

(8)

the amount of the paid up capital attributable to the Mergeco Class A Shares and Mergeco Class B Shares upon implementation of the Arrangement shall be reduced by an amount equal to the Accumulated Deficit of Mergeco at that date in order that the Accumulated Deficit of Mergeco be eliminated;

(9)

the name of Mergeco shall be "Quest Capital Corp." or such other name as the directors of the parties to the Agreement may determine, which other name shall be disclosed to the Shareholders at the Meetings prior to the approval of the Arrangement and shall be acceptable to the Registrar and all other regulatory authorities having jurisdiction;

(10)

the Memorandum of Viceroy shall be altered to be in the form of the Altered Memorandum of Quest Capital Corp. attached hereto as Appendix "A";

(11)

the articles of Viceroy shall be altered to be in the form of the Amended and Restated Articles of Quest Capital Corp. attached hereto as Appendix "B"; and

(12)

upon completion of the share exchanges, the whole of the undertaking, property and liabilities of Avatar and Quest shall be transferred to Viceroy and Avatar and Quest will be dissolved without winding up of the transferee company.

ARTICLE THREE

Rights of Dissent

Rights of Dissent

3.01

Holders of Viceroy Shares, Quest Shares, Avatar Shares and Arapaho Shares may exercise rights of dissent conferred by the Interim Order in the manner set out in section 207 of the BC Act, as modified by the Interim Order with respect to the Arrangement, provided that the notice of dissent is received by 11:00 a.m. on the day before the respective Meeting.  Without limiting the generality of the foregoing, holders who duly exercise such rights of dissent and who are:

(a)

entitled to be paid fair value for their Viceroy Shares, Quest Shares, Avatar Shares or Arapaho Shares, shall be deemed to have had their Viceroy Shares, Quest Shares, Avatar Shares or Arapaho Shares in respect of which they exercised their right of dissent cancelled on the Effective Date; or

(b)

not entitled to be paid fair value for any reason for their Viceroy Shares, Quest Shares, Avatar Shares or Arapaho Shares, shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of said Shares and the holders of said Shares shall ultimately receive Mergeco Shares and, if applicable, SpinOutCo Shares, on the basis determined in accordance with Section 2.02(6) of this Plan of Arrangement.

ARTICLE FOUR

Certificates and Documentation

Letter of Transmittal

4.01

As soon as practicable after the Effective Date, Computershare Trust Company of Canada (the "Depositary"), at 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 on behalf of Mergeco in accordance with the terms of this Plan of Arrangement, shall forward a letter of transmittal and instructions:

(a)

to each holder of Viceroy Shares to which Section 2.02(6) applies, at the address of each Shareholder as it appeared in the register of Viceroy, instructions for obtaining delivery of certificates representing the Mergeco Class A Shares, ViceroyEx Shares and SpectrumGold Shares;

(b)

to each holder of Quest Class A Shares and Quest Class B Shares to which Section 2.02(6) applies, at the address of such holder as it appeared in the relevant register of Quest instructions for obtaining delivery of certificates representing the Mergeco Class A Shares or Mergeco Class B Shares as the case may be;

(c)

to each holder of Avatar Shares to which Section 2.02(6) applies, at the address of each Shareholder as it appeared in the register of Avatar, instructions for obtaining delivery of certificates representing the Mergeco Class A Shares, and

(d)

to each Small Lot Shareholder, pursuant to 2.02(7), at the address of each Shareholder as it appeared in the relevant register of Viceroy, Quest and Avatar as applicable, instructions for obtaining delivery of the cash payment and instructions on how to elect to receive certificates representing the Mergeco Shares and, if applicable, SpinOutCo Shares, in lieu of the cash payment.

Entitlement to Share Certificates

4.02

In order to receive such certificates which a Shareholder, which is not a Small Lot Shareholder (other than a Small Lot Shareholder who has elected to receive shares in accordance with Section 4.04), is entitled to receive pursuant to Section 2.02(6), former Shareholders of Viceroy, Quest and Avatar must deliver (1) the certificate formerly representing such holder’s Shares to the Depositary, or as the Depositary may otherwise direct, in accordance with the instructions contained in the said letter of transmittal, (2) the duly completed letter of transmittal and (3) such other documents as the Depositary may reasonably require to the Depository within six (6) years of the closing of the Arrangement.  Certificates for the Mergeco Shares and, if applicable, SpinOutCo Shares, issuable or exchangeable to such holder shall be registered in such name or names and will be delivered, by first class mail, postage paid, or, in the case of postal disruption, by such other means as the Depositary deems prudent, to such address or addresses as such holder may direct in the letter of transmittal as soon as practicable after the receipt by the Depository of the required documents.

4.03

Arapaho, as the sole holder of Arapaho-Sub Shares, shall receive certificates representing Mergeco Class A Shares for the Arapaho-Sub Shares as provided in section 2.02(6)(c) upon completion of the Arrangement.

4.04

A Small Lot Shareholder may elect to receive certificates representing the Mergeco Shares and, if applicable SpinOutCo Shares in lieu of the cash payment which such holder is entitled to receive pursuant to Section 2.02(7), upon delivering within thirty (30) days of the Effective Date (1) the certificate formerly representing such holder’s Shares to the Depositary, or as the Depositary may otherwise direct, in accordance with the instructions contained in the said letter of transmittal, and (2) the duly completed letter of transmittal upon which such election is duly made, and (3) such other documents as the Depositary may reasonably require.  If a Small Lot Shareholder does not elect to receive certificates as described above within thirty (30) days of the Effective Date, such Small Lot Shareholder shall cease effective as of the Effective Date to be a shareholder of Mergeco or any of the SpinOutCos, as applicable, on the thirty first (31st) day following the Effective Date and shall be entitled to receive only the cash payment which such holder is entitled to receive pursuant to Section 2.02(7), upon delivering (1) the certificate formerly representing such holder’s Shares to the Depositary, or as the Depositary may otherwise direct, in accordance with the instructions contained in the said letter of transmittal, (2) the duly completed letter of transmittal and (3) such other documents as the Depositary may reasonably require within six (6) years of the closing of the Arrangement.  The cash payment or, if election is duly made, the certificates for the Mergeco Shares and, if applicable, SpinOutCo Shares, payable, issuable or exchangeable to such Small Lot Shareholder as the case may be, shall be registered in such name or names and will be delivered, by first class mail, postage paid, or, in the case of postal disruption, by such other means as the Depositary deems prudent, to such address or addresses as such holder may direct in the letter of transmittal as soon as practicable after the receipt by the Depository of the required documents.  In the event that the amount of the cash payment payable to a Small Lot Shareholder is less than Cdn.$10, the Depositary will not be required to distribute such cash payment.

Fractional Shares

4.05

No fractional shares will be issued by Mergeco or the SpinOutCos, as the case may be, and no cash will be paid in lieu thereof.  Any fractions resulting will be rounded to the nearest whole number, with fractions of one-half or more being rounded to the next whole number.

Entitlement to Options, Warrants and other Convertible Securities of Mergeco

4.06

After the Effective Date, the holders of outstanding options, warrants and other convertible securities of Viceroy, Quest and Avatar shall be entitled to receive documentation evidencing options, warrants and other convertible securities of Mergeco, which shall be exchangeable for Mergeco Class A Shares with corresponding changes to the exercise prices based on the share exchange ratios set out in Section 2.02(6), and having the same exercise and conversion periods as the securities exchanged therefor.

Termination of Rights

4.07

Any certificate formerly representing Viceroy Shares, Quest Shares and Avatar Shares that is not deposited with all other documents as provided in Section 4.02 or 4.04 on or before the sixth (6th) anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder of such Viceroy Shares, Quest Shares and Avatar Shares to receive Mergeco Shares or SpinOutCo Shares or, in the case of Small Lot Shareholders a cash payment or Mergeco Shares or SpinOutCo Shares, shall be deemed to be surrendered to Mergeco together with all dividends or distributions thereon held for such holder.

Distributions

4.08

All dividends paid or distributions made in respect of the Mergeco Shares or SpinOutCo Shares for which a certificate formerly representing Viceroy Shares, Quest Shares and Avatar Shares has not deposited with all other documents as provided in Section 4.02 or 4.04, shall be paid or delivered to the Depositary to be held, subject to Section 4.07 hereof, in trust for such holder for delivery to the holder, net of all withholding and other taxes, upon delivery of the certificate in accordance with Section 4.02 or 4.04 as the case may be.

ARTICLE FIVE

Amendment

Plan of Arrangement Amendment

5.01

The parties reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meetings, approved by the Court and communicated to the Shareholders of the Companies in the manner required by the Court (if applicable).

5.02

Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by all of the parties may be made at any time prior to or at the Meetings with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meetings shall become part of this Plan of Arrangement for all purposes.

5.03

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meetings shall be effective only if it is consented to by each of the parties.

5.04

If the name for Mergeco that is approved by the Shareholders in accordance with Section 2.02(11) is not "Quest Capital Corp.", the parties are authorized to amend this Plan of Arrangement (including the attached Memorandum and Articles) to reflect the change of the name for the purposes of the approval of the Court and thereafter all necessary filings with the Registrar.

APPENDIX "A"

COMPANY ACT

ALTERED MEMORANDUM

OF

QUEST CAPITAL CORP.

I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1.

The name of the company is "Quest Capital Corp".

2.

The authorized capital of the company consists of ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) shares consisting of FIVE HUNDRED MILLION (500,000,000) Class A Subordinate Voting Shares without par value, FIVE HUNDRED MILLION (500,000,000) Class B Variable Multiple Voting Shares without par value, TWO HUNDRED FIFTY  MILLION (250,000,000) First Preferred Shares without par value and TWO HUNDRED FIFTY MILLION (250,000,000) Second Preferred Shares without par value.  The special rights and restrictions attached to the Class A Subordinate Voting Shares, Class B Variable Multiple Voting Shares, First Preferred Shares and Second Preferred Shares, are as set out in the Articles of the Company.

3.

I agree to take the number and kind of shares in the company set opposite my name.

APPENDIX "B"

AMENDED AND RESTATED

ARTICLES OF

QUEST CAPITAL CORP.

PART	ARTICLE	PAGE

1	INTERPRETATION	1

2	SHARES AND SHARE CERTIFICATES	1

3	ISSUE OF SHARES	2

4	SHARE REGISTERS	3

5	TRANSFER AND TRANSMISSION OF SHARES	3

6	ALTERATION OF CAPITAL	5

7	PURCHASE AND REDEMPTION OF SHARES	6

8	BORROWING POWERS	6

9	GENERAL MEETINGS	7

10	PROCEEDINGS AT GENERAL MEETINGS	8

11	VOTES OF MEMBERS	9

12	DIRECTORS	11

13	ELECTION AND REMOVAL OF DIRECTORS	12

14	POWERS AND DUTIES OF DIRECTORS	13

15	DISCLOSURE OF INTEREST OF DIRECTORS	13

16	PROCEEDINGS OF DIRECTORS	14

17	EXECUTIVES AND OTHER COMMITTEES	15

18	OFFICERS	16

19	INDEMNITY AND PROTECTION OF DIRECTORS,
	OFFICERS AND EMPLOYEES	16

20	DIVIDENDS AND RESERVE	17

21	DOCUMENTS, RECORDS AND REPORTS	18

22	NOTICES	19

23	RECORD DATES	19

24	SEAL	20

25	SPECIAL RIGHTS AND RESTRICTIONS-----------------------------	20

PROVINCE OF BRITISH COLUMBIA

COMPANY ACT

ARTICLES OF

QUEST CAPITAL CORP.

PART I

INTERPRETATION

1.1

In these Articles, unless there is something in the subject or context inconsistent therewith:

"Arrangement" means the plan of arrangement completed among Viceroy Resource Corporation, Quest Investment Corporation, Avatar Petroleum Inc., Arapaho Capital Corp., Viceroy Exploration Ltd., SpectrumGold Inc., Oro Belle Resources Corporation and 650399 B.C. Ltd. pursuant to section 252 of the Company Act.

"Board" and "the Directors" or "the directors" mean the Directors or sole Director of the Company for the time being.

"Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

"seal" means the common seal of the Company.

"month" means calendar month.

"registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

Words importing the singular include the plural and vice versa; and words importing male persons include female person; and words importing persons shall include corporations.

1.2

The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

1.3

The Rules of Construction contained in the Interpretation Act shall apply, mutatis mutandis, to the interpretation of these Articles.

PART 2

SHARES AND SHARE CERTIFICATES

2.1

Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him, provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted.  Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

2.2

If a share certificate

(a)

is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

(b)

is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

(c)

represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

Such sum as the Directors may from time to time prescribe, shall be paid to the Company for each certificate to be issued under this Article.

2.3

Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.4

Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

PART 3

ISSUE OF SHARES

3.1

Subject to Article 3.2 and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, issue, allot, sell or otherwise dispose of, or grant options on, issue warrants for or otherwise deal in, shares authorized but not outstanding at such times, to such persons (including Directors) , in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

3.2

If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

3.3

Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed twenty-five percent of the amount of the subscription price of such shares.

3.4

No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company.  The value of property or services for the purpose of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

PART 4

SHARE REGISTERS

4.1

The Company shall keep or cause to be kept within British Columbia, a register of members, a register of transfers and a register of allotments, all as required by the Company Act, and may combine one or more of such registers.  If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares.  The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares.  The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be.  The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

4.2

Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places, either within or outside British Columbia, as the Directors may from time to time determine.

4.3

The Company shall not at any time close its register of members.

PART 5

TRANSFER AND TRANSMISSION OF SHARES

5.1

Subject to the provisions of the Memorandum and of these Articles that may be applicable, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent.  The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in such other form as the Directors may from time to time approve.  Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2

The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer.  If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers, and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3

Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4

Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right to the transferee to have the transfer registered.  All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration.

5.5

There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6

In the case of the death of a member, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares.  Before recognizing any legal personal representative, the Directors may require him to obtain a grant of probate or letters of administration in British Columbia.

5.7

Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited at the Company's registered office.

5.8

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute has the right either to be registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

PART 6

ALTERATION OF CAPITAL

6.1

The Company may by ordinary resolution filed with the Registrar amend its Memorandum to increase the authorized capital of the Company by:

(a)

creating shares with par value or shares without par value, or both;

(b)

increasing the number of shares with par value or shares without par value, or both; or

(c)

increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2

The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of all or any of its shares but only to such extent, in such manner and with such consents of members holding a class of shares which is the subject of or affected by such alteration, as the Company Act provides.

6.3

The Company may alter its Memorandum or these Articles:

(a)

by special resolution, to create, define and attach special rights or restrictions to any shares, and

(b)

by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares and in each case by filing a certified copy of such resolution with the Registrar but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class meeting of the holders of the shares of each such class by a majority of three-fourths, or such greater majority as may be specified by the special rights attached to the class of shares, of the issued shares of such class.

6.4

Notwithstanding such consent in writing or such resolution, no such alteration shall be valid as to any part of the issued shares of any class unless the holders of the rest of the issued shares of such class either all consent thereto in writing or consent thereto by a resolution passed by the votes of members holding three-fourths of the rest of such shares.

6.5

If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to any meeting of members unless, if so required by the Company Act, the Superintendent of Brokers for British Columbia shall have consented to the resolution.

6.6

Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares but the quorum at a class meeting shall be one person holding or representing by proxy one-third of the shares affected.

PART 7

PURCHASE AND REDEMPTION OF SHARES

7.1

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class or series of its shares in accordance with the special rights and restrictions attaching thereto.  No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent.  Unless otherwise permitted under the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or kind, as the case may be, to be purchased.

7.2

If the Company proposes at its option to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed shall be selected.

7.3

Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or issued by it, but, while such shares are held by the Company, it shall not exercise any vote in respect of these shares and no dividend or other distribution shall be paid or made thereon.

PART 8

BORROWING POWERS

8.1

The Directors may from time to time on behalf of the Company:

(a)

borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(b)

issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

(c)

mortgage, pledge, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

8.2

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

8.3

The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

8.4

Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

8.5

The Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.

PART 9

GENERAL MEETINGS

9.1

Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held within fifteen months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than thirteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

9.2

If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held.

9.3

All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

9.4

The Directors may, whenever they think fit, convene an extraordinary general meeting.  An extraordinary general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

9.5

If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

9.6

A notice convening a general meeting specifying the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner [if any] as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at that meeting.

9.7

All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

9.8

Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

PART 10

PROCEEDINGS AT GENERAL MEETINGS

10.1

All business shall be deemed special business which is transacted at

(a)

an extraordinary general meeting other than the conduct of and voting at, such meeting; and

(b)

an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

10.2

No business other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

10.3

Save as herein otherwise provided, a quorum shall be two members or proxyholders present.  If there is only one member the quorum is one person present and being, or representing by proxy, such member.  The Directors, the Secretary, or in his absence, an assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he is a member or proxyholder entitled to vote thereat.

10.4

If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved.  In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

10.5

The Chairman of the Board, if any, or in his absence the President of the Company shall be entitled to preside as Chairman at every general meeting of the Company.

10.6

If at any general meeting neither the Chairman of the Board nor the President is present within fifteen minutes after the time appointed for holding the meeting or is willing to serve as Chairman, the members present shall choose a Chairman.

10.7

The Chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for thirty days or more, notice, but not "advance notice", of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

10.8

No motion proposed at a general meeting need be seconded and the Chairman may propose or second a motion.

10.9

Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless [before or on the declaration of the result of the show of hands] a poll is directed by the Chairman or demanded by at least one member entitled to vote who is present in person or by proxy.  The Chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the minute book of the Company.  A declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against that resolution.

10.10

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

10.11

No poll may be demanded on the election of a Chairman.  A poll demanded on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken as soon as, in the opinion of the Chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the Chairman of the meeting directs.  The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded.

Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll.  A demand for a poll may be withdrawn.  In any dispute as to the admission or rejection of a vote, the decision of the Chairman made in good faith shall be final and conclusive.

10.12

Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

10.13

On a poll, a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.14

Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 11

VOTES OF MEMBERS

11.1

Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxyholder.

11.2

Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3

Any corporation not being a subsidiary which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting.  The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting.  Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages.  Notwithstanding the foregoing, a corporation which is a member may appoint a proxyholder.

11.4

In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.  Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

11.5

A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may appoint a proxyholder.

11.6

A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more [but not more than five] proxyholders to attend, act and vote for him on the same occasion.  If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote.  A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

11.7

A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation either under the seal of the corporation or under the hand of a duly authorized officer or attorney.  A proxyholder need not be a member of the Company if:

(a)

the Company is at the time a reporting company, or

(b)

the member appointing the proxyholder is a corporation, or

(c)

the Company shall have at the time only one member, or

(d)

the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution the proxyholder shall be counted in the quorum but shall not be entitled to vote and in all other cases a proxyholder must be a member.

11.8

A proxy and any power of attorney or other authority under which it is signed or a notarially certified copy of the power or authority shall be deposited at the place specified for that purpose in the notice of meeting or, in the documents mailed to the members with the notice of meeting or, if no place is so specified, at the registered office of the Company before the time for holding the meeting at which the person named in the proxy proposes to vote, or such earlier time as the Directors may determine.  In default the proxy will not be treated as valid.

11.9

Unless the Company Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the Chairman of the meeting shall approve:

"The undersigned member of __________________________________________ [hereinafter called the "Company"] hereby appoints________________________, or failing him, ________________________or failing either of them, _________________ as the proxyholder for and on behalf of the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the members of the Company to be held on _______________________and at any adjournments thereof, to the same extent and with the same powers as if the undersigned were present at the said meeting, or any adjournment thereof, and the persons named are specifically directed to vote as indicated below:

Dated:

Signature of Member"

11.10

A vote given in accordance with the terms of a proxy is valid notwithstanding  the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share or shares in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the Chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

11.11

Every proxy may be revoked by an instrument in writing

(a)

executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

(b)

delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the Chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken or in any other manner provided by law.

PART 12

DIRECTORS

12.1

The subscribers to the Memorandum of the Company are the first Directors.  The Directors to succeed the first Directors may be appointed in writing by a majority of subscribers to the memorandum or at a meeting of the subscribers, or if not so appointed, they shall be elected by the member entitled to vote on the election of directors and the number of directors shall be the same as the number of directors so appointed or elected.  The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles, the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

12.2

The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members.  Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director.  The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive.  The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

12.3

A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act, to become or act as a Director.

PART 13

ELECTION AND REMOVAL OF DIRECTORS

13.1

At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these articles.  If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat, such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.

13.2

A retiring Director shall be eligible for re-election.

13.3

Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

13.4

If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as Directors may be requested by the newly-elected Directors, and they shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose.  If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles, such number shall be fixed at the number of Directors actually elected or continued in office or at such number as fixed by resolution at a general meeting.

13.5

Any casual vacancy occurring in the Board of Directors may be filled by resolution of the remaining Directors or Director.

13.6

Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors but not more than one-third of the number of Directors fixed pursuant to these Articles and in effect at the last general meeting at which Directors were elected.  Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.

13.7

Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him.  The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

13.8

The office of Director shall be vacated if the Director:

(a)

resigns his office by notice in writing delivered to the registered office of the Company; or

(b)

is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

(c)

ceases to be qualified to act as a Director pursuant to the Company Act.

13.9

The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

PART 14

POWERS AND DUTIES OF DIRECTORS

14.1

The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles required to be exercised by the Company in general meeting.

14.2

The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions [not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends] and for such period, which such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit.  Any such attorney may be authorized by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 15

DISCLOSURE OF INTEREST OF DIRECTORS

15.1

A Director who is in any way directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

15.2

A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken.  Subject to the provisions of the Company Act, the foregoing prohibitions shall not apply to

(a)

any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

(b)

any contract or transaction made or to be made with or for the benefit of an affiliated corporation of which a Director is a director;

(c)

determining the remuneration of the Directors;

(d)

purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(e)

the indemnification of any Director by the Company.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

15.3

A Director may hold any office or place of profit with the Company [other than the office of auditor of the Company] in conjunction with his office of Director for such period and on such terms [as to remuneration or otherwise] as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.4

Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company [except as auditor of the Company] and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

15.5

A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

PART 16

PROCEEDINGS OF DIRECTORS

16.1

The Chairman of the Board, if any, or, in his absence, the President shall preside as Chairman at every meeting of the Directors.  If there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within 15 minutes of the time appointed for holding the meeting or is willing to act as Chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be Chairman of the meeting.

16.2

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In case of an equality of votes, the Chairman shall have a second or casting vote.  Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice [if any] as the Board may by resolution from time to time determine.

16.3

A meeting of the Board or of any committee of the Directors may be held by means of conference telephones or other communications facilities whereby all Directors participating in the meeting can hear each other provided that all such Directors agree to such participation.  A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

16.4

A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time.  Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex or any method of transmitting legibly recorded messages.  It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.

16.5

Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter.  After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

16.6

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, if not so fixed, shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

16.7

The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

16.8

Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

16.9

A resolution consented to in writing, whether by document, telegram,  telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held.  Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.  Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

PART 17

EXECUTIVE AND OTHER COMMITTEES

17.1

The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board [except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board] subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require.  The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it.  Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.  A majority of the members of a committee shall constitute a quorum thereof.

17.2

Any committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the Chairman shall not have a second or casting vote.  A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such committee duly called and constituted.  Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.  Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

PART 18

OFFICERS

18.1

The Directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment.  No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

18.2

One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member.  Any person appointed as the Chairman of the Board, the President or the managing Director shall be a Director.  The other officers need not be Directors.  The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity.  The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.  The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

18.3

Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

PART 19

INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

19.1

Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation.  Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.2

Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder [notwithstanding that he is also a Director] and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation.  In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company [if he shall not be a full time employee of the Company and notwithstanding that he is also a Director] and his respective heirs and legal representatives against all costs charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.3

The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

19.4

The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

PART 20

DIVIDENDS AND RESERVE

20.1

The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member.  No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive.  The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of other value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

20.2

Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

20.3

Subject to the rights of members [if any] holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

20.4

The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.  The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to divide.

20.5

If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

20.6

No dividend shall bear interest against the Company.  Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

20.7

Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named in the register, or to such person and to such address as the holder or joint holders may direct in writing.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  The mailing of such cheque or warrant shall, to the extent of the sum represented thereby [plus the amount of any tax required by law to be deducted] discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

20.8

Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

PART 21

DOCUMENTS, RECORDS AND REPORTS

21.1

The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

21.2

The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order to properly record the financial affairs and conditions of the Company and to comply with the Company Act.

21.3

Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.4

The Directors shall from time to time at the expense of the Company, cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

21.5

Every member shall be entitled, without charge, to a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.

PART 22

NOTICES

22.1

A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members.  Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.  A certificate signed by the Secretary or other officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

22.2

A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3

A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address [if any] supplied to the Company for the purpose by the persons claiming to be so entitled, or [until such address has been so supplied] by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

22.4

Notice of every general meeting or meeting of members holding a class of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting.  No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

PART 23

RECORD DATES

23.1

The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act preceding the date of any meeting of members or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

23.2

Where no record date is so fixed for the determination of members as provided in the preceding Article the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

PART 24

SEAL

24.1

The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely:

(a)

any two Directors, or

(b)

one of the Chairman of the Board, the President, the managing Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer, or

(c)

if the Company shall have only one member, the President or the Secretary, or

(d)

such person or persons as the Directors may from time to time by resolution appoint and the said Directors, officers, person or persons in whose presence the seal is to be affixed to an instrument shall sign such instrument.  For the purpose of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of any one of the foregoing persons.

24.2

To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, or Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definite or interim bonds, debentures, share certificates or other securities by the use of such dies.  Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

24.3

The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorized agent of the Company.

PART 25

SPECIAL RIGHTS AND RESTRICTIONS

25.1

The First Preferred Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

25.1(a)

Issuance in Series:  First Preferred Shares may at any time and from time to time be issued in one or more series.  The Directors may from time to time by resolution of the directors passed before the issue of any First Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of First Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of First Preferred Shares in, and to determine the designation of the First Preferred Shares of, that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the First Preferred Shares of that series including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative; the dates, places and currencies of payment thereof; the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium; conversion or exchange rights or rights of retraction (provided that any such conversion or exchange rights or rights of retraction shall be in accordance with the provisions existing at the time of creation of such series relating to conversion, exchange, or retraction as prescribed by the policies of the Toronto Stock Exchange or any other stock exchange on which the shares of the Company are then listed); the terms and conditions of any share purchase plan or sinking fund, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (b) and (c) of this Article 25.1.

25.1(b)  Ranking of First Preferred Shares:  The First Preferred Shares shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, rank on a parity with the First Preferred Shares of every other series and be entitled to preference over the Second Preferred Shares, the Class "A" Shares (hereinafter defined), the Class "B" Shares (hereinafter defined) and the shares of any other class ranking junior to the First Preferred Shares. The First Preferred Shares shall also be entitled to such other preferences, not inconsistent with these provisions, over the Second Preferred Shares, the Class "A" Shares, the Class "B" Shares and the shares of any other class ranking junior to the First Preferred Shares or as may be fixed in accordance with Article 25.1(a).

25.1(c)

Voting Rights:  Holders of First Preferred Shares shall be entitled to receive notice of and to attend all annual and special meetings of members of the Company, except for meetings at which any holders of a specified class or series are entitled to vote, and to one vote in respect of each First Preferred Share held at all such meetings.

25.2

The Second Preferred Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

25.2(a)

Issuance in Series:  Second Preferred Shares may at any time and from time to time be issued in one or more series.  The Directors may from time to time by resolution of the directors passed before the issue of any Second Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of Second Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of Second Preferred Shares in, and to determine the designation of the Second Preferred Shares of, that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the Second Preferred Shares of that series including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative; the dates, places and currencies of payment thereof; the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium; conversion or exchange rights or rights of retraction (provided that any such conversion or exchange rights or rights of retraction shall be in accordance with the provisions existing at the time of creation of such series relating to conversion, exchange, or retraction as prescribed by the policies of the Toronto Stock Exchange or any other stock exchange on which the shares of the Company are then listed); the terms and conditions of any share purchase plan or sinking fund, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (b) and (c) of this Article 25.2.

25.2(b)Ranking of Second Preferred Shares:  The Second Preferred Shares shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, rank on a parity with the Second Preferred Shares of every other series and be entitled to preference over the Class "A" Shares, the Class "B" Shares and the shares of any other class ranking junior to the Second Preferred Shares. The Second Preferred Shares shall also be entitled to such other preferences, not inconsistent with these provisions, over the Class "A" Shares, the Class "B" Shares and the shares of any other class ranking junior to the Second Preferred Shares as may be fixed in accordance with Article 25.2(a).

25.2(c)

Voting Rights: Holders of Second Preferred Shares shall not be entitled as such to vote at, any general meeting of members of the Company.  Holders of Second Preferred Shares shall be given notice of and be invited to attend meetings of voting members of the Company.

25.3

The Class "A" Subordinate Voting Shares (the "Class "A" Shares") as a class have attached thereto the following rights, privileges, restrictions and conditions:

25.3(a)

Dividends: The holders of the Class "A" Shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable at such times and at such place or places in Canada as the board of directors may, from time to time, determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or rateably with Class "A" Shares, the board of directors may, in their sole discretion, declare dividends on the Class "A" Shares to the exclusion of any other class of shares of the Company.  The holders of the Class "B" Shares (as hereinafter defined) shall be entitled to participate rateably with the Class "A" Shares with respect to dividends.

25.3(b)

Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Company or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the holders of the Class "A" Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to receive the assets of the Company upon such distribution in priority to the Class "A" Shares, be entitled to participate rateably with the Class "B" Shares in any distribution of the assets of the Company.

25.3(c)

Voting Rights: The holders of the Class "A" Shares shall be entitled to receive notice of and to attend all annual and special meetings of the members of the Company, except for meetings at which only holders of a specified class or series are entitled to vote, and to one vote in respect of each Class "A" Share held at all such meetings.

25.3(d)

Idem: Neither the Class "A" Shares nor the Class "B" Shares shall be subdivided, consolidated or reclassified or otherwise changed unless contemporaneously therewith the other said class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

25.3(e)

Conversion Privilege:

25.3(e)(1)

For the purposes of subsections 25.3(e)(1) to (e)(9):

"affiliate" has the meaning set forth in the Securities Act (British Columbia) as amended from time to time;

"associate" has the meaning set forth in the Securities Act (British Columbia) as amended from time to time;

"Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

"Converted Shares" means Class "B" Shares resulting from the conversion of Class "A" Shares into Class "B" Shares pursuant to subsection 25.3(e)(2);

"Exclusionary Offer" means an offer to purchase Class "B" Shares that:

(i)

must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class "B" Shares are listed, be made to all or substantially all holders of Class "B" Shares who are in a province or territory of Canada to which the requirement applies; and

(ii)

is not made concurrently with an offer to purchase Class "A" Shares that is identical to the offer to purchase Class "B" Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror and in all other material respects (except with respect to the conditions that may be attached to the offer for Class "B" Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class "B" Shares, and, for the purposes of this definition, if an offer to purchase Class "B" Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for subclause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class "A" Shares;

"Expiry Date" means the last date upon which holders of Class "B" Shares may accept an Exclusionary Offer;

"Offer Date" means the date on which an Exclusionary Offer is made;

"Offeror" means a person or company that makes an offer to purchase Class "B" Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document as acting jointly or in concert with the bidder; and

"transfer agent" means the transfer agent for the time being of the Class "B" Shares.

25.3(e)(2)

Subject to subsection 25.3(e)(5), if an Exclusionary Offer is made, each outstanding Class "A" Share shall be convertible into one Class "B" Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Class "A" Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Class "A" Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Company shall issue a share certificate representing fully paid Class "B" Shares as above described and in accordance with subsection 25.3(e)(4). If less than all of the Class "A" Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class "A" Shares represented by the original share certificate which are not to be converted.

25.3(e)(3)

An election by a holder of Class "A" Shares to exercise the conversion right provided for in subsection 25.3(e)(2) shall be deemed to also constitute irrevocable elections by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class "A" Shares all Converted Shares in respect of which such holder exercises a right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Class "A" Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises a right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class "A" Shares pursuant to such deemed election shall become effective,

(i)

in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(ii)

in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

25.3(e)(4)

No share certificates representing Converted Shares shall be delivered to the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror for the Converted Shares pursuant to the offer. If Converted Shares are converted into Class "A" Shares pursuant to subsection 25.3(e)(3), the transfer agent shall deliver to the holders entitled thereto share certificates representing the Class "A" Shares resulting from the conversion. The Company shall make all arrangements with the transfer agent necessary or desirable to give effect to this subsection 25.3(e)(4).

25.3(e)(5)

Subject to subsection 25.3(e)(6), the conversion right provided for in subsection 25.3(e)(2) shall not come into effect if:

25.3(e)(5)(i)

prior to the time at which the offer is made there is delivered to the transfer agent and to the Secretary of the Company a certificate or certificates signed by or on behalf of one or more members of the Company owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class "B" Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(A)

tender any shares in acceptance of any Exclusionary Offer without giving the transfer agent and the Secretary of the Company written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(B)

make any Exclusionary Offer;

(C)

act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(D)

transfer any Class "B" Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Company written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class "B" Shares transferred or to be transferred to each transferee; or

25.3(e)(5)(ii)

as of the end of the seventh day after the Offer Date there has been delivered to the transfer agent and to the Secretary of the Company a certificate or certificates signed by or on behalf of one or more members of the Company owning in the aggregate more than 50% of the then outstanding Class "B" Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(A)

the number of Class "B" Shares owned by the shareholder;

(B)

that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(C)

that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Company written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(D)

that such shareholder shall not transfer any Class "B" Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Company written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class "B" Shares transferred or to be transferred to each transferee; or

25.3(e)(5)(iii)

as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause 25.3(e)(5)(i) or (ii) from members of the Company owning in the aggregate more than 50% of the then outstanding Class "B" Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, has been delivered to the transfer agent and to the Secretary of the Company.

25.3(e)(6)

If a notice referred to in sub-clause 25.3(e)(5)(i)(A), 25.3(e)(5)(i)(D), 25.3(e)(5)(ii)(C) or 25.3(e)(5)(ii)(D) is given and the conversion right provided for in subsection 25.3(e)(2) has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Class "B" Shares in respect of which there are subsisting certificates that comply with either clause 25.3(e)(5)(i) or 25.3(e)(5)(ii). For the purposes of this determination, certificates in respect of which such notice has been filed shall not be regarded as subsisting insofar as the Class "B" Shares to which the notice relates are concerned, the transfer that is the subject of any notice referred to in sub-clause 25.3(e)(5)(i)(D) or 25.3(e)(5)(ii)(D) shall be deemed to have already taken place at the time of the determination, and the transferee in the case of any notice referred to in sub-clause 25.3(e)(5)(i)(D) or 25.3(e)(5)(ii)(D) shall be deemed to be a person or company from whom the transfer agent does not have a subsisting certificate unless the transfer agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the transfer agent has a subsisting certificate. If the number of Class "B" Shares so determined does not exceed 50% of the number of the then outstanding Class "B" Shares, exclusive of shares owned immediately prior to the offer by the Offeror, subsection 25.3(e)(5) shall cease to apply and the conversion right provided for in subsection 25.3(e)(2) shall be in effect for the remainder of the Conversion Period.

25.3(e)(7)

As soon as reasonably possible after the seventh day after the Offer Date, the Company shall send to each holder of Class "A" Shares a notice advising the holders as to whether they are entitled to convert their Class "A" Shares into Class "B" Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of subsection 25.3(e)(6) or otherwise, the Company shall forthwith send another notice to them advising them of that fact and the reasons therefor.

25.3(e)(8)

If a notice referred to in subsection 25.3(e)(7) discloses that the conversion right has come into effect, the notice shall:

(i)

include a description of the procedures to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(ii)

include the information set out in subsection 25.3(e)(3) hereof; and

(iii)

be accompanied by a copy of the offer and all other material sent to holders of Class "B" Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Class "B" Shares in respect of the offer, the Company shall send a copy of such additional material to each holder of Class "A" Shares.

25.3(e)(9)

Prior to or forthwith after sending any notice referred to in subsection 25.3(e)(7), the Company shall cause a press release to be issued to a Canadian national news wire service, describing the contents of the notice.  No factional Class "B" Share or Class "A"  Share shall be issued; any fractional Class "B" Share or Class "A" Share which would otherwise be issued shall be rounded up to the next whole share; all Common Shares of a particular registered holder shall be aggregated for this purpose.

25.4

The Class "B" Variable Multiple Voting Shares (the "Class "B" Shares") as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

25.4(a)

Dividends: The holders of the Class "B" Shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable at such times and at such place or places in Canada as the board of directors may, from time to time, determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or rateably with Class "B" Shares, the board of directors may, in its sole discretion, declare dividends on the Class "B" Shares to the exclusion of any other class of shares of the Company.  The holders of the Class "A" Shares shall be entitled to participate rateably with the Class "B" Shares with respect to dividends.

25.4(b)

Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Company or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the holders of the Class "B" Shares shall, subject to the rights of the holders of any other class of shares of the Company be entitled to receive the assets of the Company upon such distribution in priority to the Class "B" Shares, be entitled to participate rateably with the Class "A" Shares in any distribution of the assets of the Company.

25.4(c)

Voting Rights: The holders of the Class "B" Shares shall be entitled to receive notice of and to attend all annual and special meetings of the members of the Company, except for meetings at which only holders of a specified class or series are entitled to vote.  Holders of Class "B" Shares shall be entitled to have one vote for each Class "B" Share held and shall be entitled to one additional vote for each Class "B" Share held for each additional 6,000,000 votes attached to Class "A" Shares and Class "B" Shares issued in aggregate after the effective date of the Arrangement, to a maximum of 5 votes per share (including the initial one vote per share).

The holders of Class "B" Shares shall not be entitled to fractions of votes where the Company has issued fewer than a multiple of 6,000,000 additional votes attached to Class "A" Shares and Class "B" Shares in aggregate after the effective date of the Arrangement.  The number of votes to which each Class "B" Share is entitled for any general meeting shall be determined as at the record date for such general meeting and disclosure of such numbers shall be included in the information circular for such meeting.

25.4(d)

Conversion Privilege: Each issued and outstanding Class "B" Share may, at any time, be converted, at the option of the holder, into one Class "A" Share. The conversion privilege herein provided for may be exercised by notice in writing given to the Company accompanied by a certificate or certificates representing the Class "B" Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Company as the holder of the Class "B" Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class "B" Shares which the holder desires to have converted. The holder shall also pay any governmental or other tax imposed in respect of such transaction. Upon receipt of such notice, the Company shall issue certificates representing fully paid Class "A" Shares upon the basis above described in accordance with the provisions hereof to the registered holder of the Class "B" Shares represented by the certificate or certificates accompanying such notice. If less than all of the Class "B" Shares represented by any certificate are to be converted, the holder thereof shall be entitled to receive a new certificate for the Class "B" Shares representing the shares comprised in the original certificate which are not to be converted. All shares resulting from any conversion of issued and outstanding Class "B" Shares into Class "A" Shares pursuant to this clause shall be deemed to be fully paid and nonassessable; and

25.4(e)

Idem: Neither the Class "B" Shares nor the Class "A" Shares shall be subdivided, consolidated or reclassified or otherwise changed unless contemporaneously therewith the other said class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

EXHIBIT II

LIST OF OPTIONS, WARRANTS, CONVERTIBLE SECURITIES AND OTHER
RIGHTS TO ACQUIRE SECURITIES OF VICEROY, QUEST AND AVATAR

VICEROY

Number and Type of Security	Exercise Price	Expiry Date
2,705,002 options	Ranging from $0.10 to $2.75	Ranging from June 1, 2003 to October 22, 2007
3,875,000 warrants	$0.20	June 13, 2004

QUEST

Number and Type of Security	Exercise Price	Expiry Date
116,577 options	$0.77	April 12, 2004
96,649 warrants	$2.07	June 30, 2003

AVATAR

Number and Type of Security	Exercise Price	Expiry Date
218,800 options	Ranging from $0.25 to $0.31	Ranging from September 13, 2004 to August 25, 2005
6,500,000 warrants	$0.35	December 24, 2004

VICEROYEX

Number and Type of Security	Exercise Price	Expiry Date
Nil

SPECTRUMGOLD

Number and Type of Security	Exercise Price	Expiry Date
Nil